UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

LANDS’ END, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 27, 2026
To our Stockholders:
I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lands’ End, Inc. (the “Company” or “Lands’ End”) on Thursday, May 7, 2026. The meeting will begin at 9:00 a.m. (Central Time) at the Gary C. Comer Activity Center, 3 Lands’ End Lane, Dodgeville, Wisconsin 53595.
Whether or not you plan to attend the Annual Meeting in person, please read the Proxy Statement and vote your shares. Instructions for Internet and telephone voting are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you received your materials by mail).
An admission ticket (or other acceptable proof of stock ownership) and a form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting. Only stockholders who own Lands’ End common stock as of the close of business on March 10, 2026, will be entitled to attend the Annual Meeting.
If your Lands’ End shares are held in a bank or brokerage account, you can attend the Annual Meeting if you bring your Notice of Internet Availability of Proxy Materials or a recent bank or brokerage statement showing you owned shares of Lands’ End common stock on March 10, 2026. You may also contact your bank or broker to obtain a written legal proxy.
Registration will begin at 8:15 a.m. and seating will begin at 8:30 a.m. Use of cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.
Sincerely,
Andrew J. McLean
Chief Executive Officer
LANDS’ END, INC.      5 LANDS’ END LANE      DODGEVILLE, WISCONSIN 53595

Lands’ End, Inc.
5 Lands’ End Lane
Dodgeville, Wisconsin 53595
Notice of 2026 Annual Meeting of Stockholders
Date:
May 7, 2026

Time:
9:00 a.m. Central Time

Place:
Gary C. Comer Activity Center
3 Lands’ End Lane
Dodgeville, Wisconsin 53595

Please attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Lands’ End, Inc. (the “Company,” “Lands’ End,” “our company,” “we,” or “our”) to:
1.
Elect to Lands’ End’s Board of Directors the following seven nominees presented by the Board of Directors: Robert Galvin, Gordon Hartogensis, Elizabeth Leykum, Josephine Linden, John T. McClain, Andrew J. McLean, and Alicia Parker;

2.
Vote on a non-binding advisory resolution to approve the compensation of our named executive officers;

3.
Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026; and

4.
Consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is March 10, 2026. Only stockholders of record at the close of business on that date can vote at, or will be eligible to attend, the Annual Meeting.
On or about March 27, 2026 we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 10, 2026 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.
It is important that your shares are represented at the Annual Meeting. You may vote your shares (1)  in person at the Annual Meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet (including voting deadlines) are included in the Notice and in the proxy card. If you attend and vote at the Annual Meeting, your vote at the Annual Meeting will replace any earlier vote.
By Order of the Board of Directors.
Peter L. Gray
President, Lands’ End Licensing, Chief Administrative
Officer, General Counsel and Secretary
March 27, 2026

PROXY STATEMENT
The accompanying proxy is being solicited on behalf of the Lands’ End, Inc. (the “Company,” “Lands’ End,” “our company,” “we,” “our,” or “us”) Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 7, 2026 (the “Annual Meeting”). On or about March 27, 2026, the Company began mailing to stockholders a Notice of Internet Availability of the Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice will continue to receive a paper or electronic copy of the proxy materials, which the Company also began sending on or about March 27, 2026.
Important Notice Regarding the Availability of Proxy
Materials for the 2026 Annual Meeting of Stockholders
The Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders and the Annual
Report on Form 10-K for the fiscal year ended January 30, 2026 are available at www.proxyvote.com.

QUESTIONS AND ANSWERS
Q.
Why is Lands’ End distributing this Proxy Statement?

A.
Our Board of Directors is soliciting proxies for use at the Lands’ End, Inc. 2026 Annual Meeting (the “Annual Meeting”) to be held on Thursday, May 7, 2026, at 9:00 a.m. Central Time, at the Gary C. Comer Activity Center, 3 Lands’ End Lane, Dodgeville, Wisconsin 53595. In order to solicit your proxy, we must furnish you with this Proxy Statement, which contains information about the matters to be voted upon at the Annual Meeting.

Q.
What information is contained in these materials?

A.
The information included in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, the compensation of the directors and our most highly paid executive officers, and other required information. Our Form 10-K for fiscal year 2025 is available to review with this proxy statement. We are mailing the Notice of 2026 Annual Meeting of Stockholders and instructions on how to access the proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about March 27, 2026.

Q.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.
In accordance with rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials, including this Proxy Statement and the Annual Report on Form 10-K, by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to most of our stockholders instructing them as to how to access and review the proxy materials on the Internet. The Notice also provides instructions as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q.
What will stockholders be asked to do at the Annual Meeting?

A.
At the Annual Meeting, our stockholders will be asked to:

•
elect to Lands’ End’s Board of Directors the following seven nominees presented by the Board of Directors: Robert Galvin, Gordon Hartogensis, Elizabeth Leykum, Josephine Linden, John T. McClain, Andrew J. McLean, and Alicia Parker;

•
vote on a non-binding advisory resolution to approve the compensation of our named executive officers (as identified under “Executive Compensation”);

•
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026; and

•
consider any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Q.
What does it mean to vote by proxy?

A.
It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•
FOR the election of all seven of the Board of Directors’ nominees for election to the Board of Directors;

•
FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement; and

•
FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026.

Q.
Who is entitled to vote?

A.
Only holders of our common stock at the close of business on March 10, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. There were 30,679,890 shares of our common stock outstanding on the Record Date.

Q.
How do I cast my vote?

A.
If you hold your shares directly in your own name, you are a “registered stockholder” and can complete and submit a proxy through the Internet, by telephone or by mail (if you received your proxy materials by mail) or vote in person at the Annual Meeting. If your shares are held in the name of a broker or other nominee, you are a “street-name stockholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q.
How do I vote by telephone or through the Internet?

A.
If you are a registered stockholder, you may vote by telephone or through the Internet following the instructions in the Notice or in the proxy card. If you are a street-name stockholder, your broker or other nominee will provide information for you to use in directing your broker or nominee how to vote your shares.

Q.
Who will count the vote?

A.
A representative of Broadridge Financial Solutions, Inc., an independent tabulator, will count the vote and act as the inspector of election.

Q.
Can I change my vote after I have voted?

A.
A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you are a registered stockholder and wish to change your vote by mail, you may do so by requesting, in writing, a proxy card from the Secretary of the Company at Lands’ End, Inc., Legal Department, 5 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: Secretary. The last vote timely received prior to the Annual Meeting will be the one counted. If you are a registered stockholder, you may also change your vote by voting in person at the Annual Meeting. Street- name stockholders wishing to change their votes must contact the broker or nominee directly (the holder of record). If you are a street-name stockholder, you are not the record holder of your shares, and while you are welcome to attend the Annual Meeting, you will not be permitted to vote unless you obtain a signed proxy from your bank, broker or other nominee.

Q.
Can I revoke a proxy?

A.
Yes, registered stockholders may revoke a properly executed proxy at any time before it is exercised by submitting a letter addressed to and received by the Secretary at the address listed in the answer to the previous question, or by voting in person at the meeting. If you are a street-name stockholder, you must contact your broker or other nominee for instructions on how to revoke your voting instructions for your shares.

Q.
What does it mean if I receive more than one Notice, proxy or voting instruction card?

A.
It means your shares are registered differently or are in more than one account. For all Notices you receive, please enter your vote by Internet for each control number you have been assigned. If you received paper copies of proxy materials, please complete, sign and mail all proxy and voting instruction cards you receive. We encourage you to register all your accounts in the same name and address.

Registered stockholders may contact our transfer agent, Computershare Trust Company, N.A., at P.O. Box 43006, Providence RI 02940-3078 (1-866-627-2096). Street-name stockholders holding shares through a broker or other nominee should contact their broker or nominee and request consolidation of their accounts.
Q.
What is a quorum?

A.
A majority of the outstanding shares entitled to vote, being present or represented by proxy at the Annual Meeting, constitutes a quorum. A quorum is necessary to conduct the Annual Meeting.

Q.
How many votes are needed to approve each of the proposals?

A.
Item 1:   The director nominees will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the Annual Meeting and present in person or represented by proxy. This means that the seven nominees who receive the most affirmative votes will be elected as directors.

Item 2:   Approval of the compensation of our named executive officers on a non-binding advisory basis requires the affirmative vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Item 3:   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of those shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
Q.
What is the effect of an abstention?

A.
The shares of a stockholder who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the Annual Meeting so long as the stockholder is present in person or represented by proxy. With regard to the election of directors, votes may be cast in favor or withheld, and votes that are withheld will have no effect. On all other matters, abstentions may be specified. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the Annual Meeting has the same legal effect as a vote “against” all other proposals.

Q.
How will votes be counted on shares held through brokers?

A.
If you are a street-name stockholder and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers are not entitled to vote on the election of directors, or the advisory proposal to approve the compensation of our named executive officers, unless the brokers receive voting instructions from the beneficial owner. Broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Brokers will be permitted to vote without voting instructions on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

Q.
Is cumulative voting permitted for the elections of directors?

A.
No, you may not cumulate your votes for the election of directors.

Q.
Who may attend the Annual Meeting?

A.
Any stockholder as of the Record Date may attend.

If you plan to attend the meeting, you will be required to present an admission ticket (or other acceptable proof of stock ownership) and a form of government-issued photo identification (such as a valid driver’s license or passport). If you plan to attend the meeting, we strongly urge you to notify us in advance by accessing www.proxyvote.com and following the instructions provided to attend the meeting (you will need the 16 digit number included on your proxy card, voting instruction form or Notice).
The following documents will be accepted as an admission ticket for those stockholders as of the Record Date who choose to attend the Annual Meeting:
•
If you received a Notice and will not be requesting a printed copy of the proxy materials, you may use your Notice as your admission ticket.

•
If your Lands’ End shares are registered in your name and you received your proxy materials by mail, you may use the admission ticket attached to your proxy card at the Annual Meeting.

•
If your Lands’ End shares are held in a bank or brokerage account, you can attend the Annual Meeting if you bring your Notice of Internet Availability of Proxy Materials or a recent bank or brokerage statement showing you owned shares of Lands’ End common stock on March 10, 2026. You may also contact your bank or broker to obtain a written legal proxy.

Q.
Will the meeting be held in person or virtually?

A.
We intend to hold our Annual Meeting in person. In the event it is not possible to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication which would allow stockholders to participate virtually. Please monitor our investor relations website at http://investors.landsend.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. We encourage you to vote your shares prior to the Annual Meeting even if you plan to attend in person.

Q.
Can I access future annual meeting materials through the Internet rather than receiving them by mail?

A.
Yes. Registered stockholders can sign up for electronic delivery at www.proxyvote.com. If you vote through the Internet, you can also sign up for electronic delivery. Just follow the instructions that appear after you finish voting. You will receive an e-mail next year containing links to our Annual Report on Form 10-K and the Proxy Statement for our 2027 annual meeting. Street-name stockholders may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees we incur in connection with the solicitation of proxies.

Q.
What is “householding”?

A.
Lands’ End has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, registered stockholders who have the same address and last name and do not receive proxy materials electronically will receive a single Notice or set of proxy materials, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in savings to Lands’ End by reducing printing and postage costs.

If your household received a single Notice of Annual Meeting of Stockholders or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions at which time you will then be sent separate copies of the documents.
Registered stockholders who share the same address, currently receive multiple copies of proxy materials, and wish to receive only one copy of these materials per household in the future may contact Broadridge Financial Solutions at the Householding Department address or telephone number listed above. Street-name stockholders should contact their broker or other nominee to request information about householding.

CORPORATE GOVERNANCE
Corporate Governance Practices
The Lands’ End Board of Directors is committed to effective corporate governance. The Board has approved and adopted Corporate Governance Guidelines that provide the framework for Lands’ End’s governance. The Nominating and Corporate Governance Committee of the Board reviews and assesses the Corporate Governance Guidelines annually and recommends changes to the Board as appropriate. The Corporate Governance Guidelines, along with the charters of Board committees, our Director Compensation Policy, our Code of Conduct and our Board of Directors Code of Conduct are available on our website at www.landsend.com, under the heading “Investor Relations” and then “Corporate Governance.”
Among other things, the Corporate Governance Guidelines provide that:
•
Independent directors will meet regularly in executive session in conjunction with regularly scheduled Board meetings.

•
Executive sessions of the independent directors will occur at least twice a year as determined by the independent directors.

•
The Board and each of its committees has the power to engage, at the Company’s expense, independent legal, financial, and other advisors as deemed necessary, without consulting or obtaining the approval of the Company’s officers in advance.

•
The Board will conduct annual self-evaluations to assess whether it and its committees are functioning effectively.

Director Independence
Based on the review and recommendation by the Nominating and Corporate Governance Committee, the Board analyzed the independence of each director. In making its independence determinations, the Board considers transactions, relationships and arrangements, if any, between Lands’ End and entities with which directors are associated as executive officers, directors and trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a company like Lands’ End.
As a result of this review, the Board affirmatively determined that the following director nominees meet the standards of independence under the applicable Nasdaq Stock Market listing rules, including that each member is free of any relationship that would interfere with their individual exercise of independent judgment:
Robert Galvin
Gordon Hartogensis
Elizabeth Leykum
Josephine Linden
John T. McClain
Alicia Parker
The Board also has determined that each member of the Audit Committee meets additional, heightened independence criteria applicable to audit committee members under the Nasdaq Stock Market listing rules and SEC Rule 10A-3, and each of Elizabeth Leykum, Josephine Linden, and John T. McClain is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.
The Board also has determined that all members of the Compensation Committee and of the Nominating and Corporate Governance Committee meet independence criteria applicable to such committee members under the Nasdaq Stock Market listing rules.

ITEM 1. ELECTION OF DIRECTORS
Item 1 is the election of seven nominees to our Board: Robert Galvin, Gordon Hartogensis, Elizabeth Leykum, Josephine Linden, John T. McClain, Andrew J. McLean, and Alicia Parker. Each of the nominees is a current member of the Board. If elected, each nominee will hold office until the next annual meeting or until their successor is elected and qualified, or earlier death, resignation, disqualification or removal.
The persons named in the proxy card (the “proxies”) will vote FOR the election of all of the nominees listed below, unless otherwise instructed. You may not vote for a greater number of persons than the number of nominees named in this Proxy Statement. The Board expects all nominees to be available for election. If any nominee should become unavailable to serve as a director for any reason prior to the Annual Meeting, the Board may substitute another person as a nominee. In that case, your shares will be voted for that other person.
THE BOARD RECOMMENDS THAT YOU VOTE
“FOR” ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR
The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, education, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company.
Alicia Parker, 49, joined the Board in May 2024. Since 2021 she has served as Chief Marketing Officer of Tishman Speyer, a leading international real estate owner, developer, operator and investment manager. Previously she served as Vice President, Brand & Consumer Marketing of Casper Sleep from 2020 to 2021, and as Director of Sales and Marketing of the Peninsula Hotels from 2017 to 2020. Prior to that she served as Senior Director, Marketing from 2013 to 2017, and Global Brand & Program Director from 2012 to 2013, for Ralph Lauren. She also served as Senior Vice President, Marketing and Business Strategy of Agenda from 2011 to 2012, and as Group Account Director of RDA from 2007 to 2011. She also worked in public relations from 2006 to 2007 at Warner Bros. Records and served as a Brand Marketing Consultant and Producer from 2004 to 2006. She served as Manager, Global Partner Network from 2001 to 2004, and Associate/Associate Manager from 1998 to 2000 for Strategic Management Group, Inc. Ms. Parker brings to the Board an extensive and dynamic understanding of marketing, brand development and sales, from both her in-house and agency experience in a variety of industries.
Robert Galvin, 66, joined the Board in May 2014. Since October 2018, he has served as Chief Executive Officer of Iconix International, formerly Iconix Brand Group, Inc., a leading brand management company, which Mr. Galvin also served as a member of the board of directors from October 2018 to August 2021 and he also previously held the title of President. From January 2014 to October 2018, he was the principal of Galvin Consulting, which he founded in January 2014. Mr. Galvin served as the Chief Executive Officer of Elie Tahari, a leading global designer lifestyle brand, from January to November 2013. Prior to that, he served as the President of Camuto Group, a leading global women’s fashion footwear company from April 2007 to January 2012. Mr. Galvin previously served as the Chief Operating Officer of Sport Brands International, a global wholesale and retail athletic branded company from 2003 until April 2007. He previously held leadership roles at Kurt Salmon Associates, York International and Nine West Group Inc. Mr. Galvin served as a member of the board of directors of Big 5 Sporting Goods Corporation from July 2015 to October 2018, bebe stores, inc. from November 2014 to September 2018, Cherokee Inc. (now Apex Global Brands Inc.) from June 2012 to October 2018 and Trans World Entertainment Corporation from June 2018 to October 2018. Mr. Galvin has a B.S. in Accounting from Fairfield University and a M.B.A. from New York University, Stern School of Business. Mr. Galvin brings an extensive knowledge of the apparel industry and management experience, gained through his service as Chief Executive Officer and through numerous senior executive positions at several apparel companies for more than 25 years.
Gordon Hartogensis, 55, joined the Board in January 2025. He served as Director of the Pension Benefit Guaranty Corporation (PBGC) from May 2019 to April 2024. He was an angel investor and advisor to startup technology companies from September 2011 to May 2019. He founded Auric Technology and served as its Chief Executive Officer from January 2004 to August 2011. He also served as Senior Vice

President of Aspen Technology from June 2000 to June 2002, and as Chief Operating Officer, Chief Technology Officer and Partner of Petrolsoft Corporation from August 1993 to June 2000. He received an M.S. in Technology Management from Columbia University and a B.S. in Computer Science from Stanford University. Mr. Hartogensis brings to the Board extensive operational, strategic and financial expertise leading and advising governmental agencies, startup companies and large corporations and extensive experience in cybersecurity, digital and ecommerce matters.
Elizabeth Leykum, 47, joined the Board in March 2014. She has served as founder of Serenade Capital LLC, an investment firm, since May 2016. From October 2013 to April 2016, she served as a founding principal of HEG Capital LLC, a Connecticut-registered investment advisory firm. Prior to joining HEG Capital, Ms. Leykum was, from June 2012 to September 2013, a Vice President at Rand Group, an investment management services firm. From July 2004 until June 2012, she was a Vice President of ESL Investments, Inc. From 2000 to 2002, Ms. Leykum worked in the Principal Investment Area at Goldman, Sachs & Co. She served as a member of the board for IES Holdings, Inc. from April 2021 to September 2024 and since May 2021 she has served as a member and Chair of the board of Valaris Ltd. She graduated Phi Beta Kappa, magna cum laude from Harvard College and received an M.B.A with distinction from Harvard Business School. She received a certificate from HBS Online for AI Essentials for Business in 2024 and MIT Sloan for Cybersecurity for Non-Technical Executives in 2023. Through her work in investment management, she brings to the Board a strong ability to analyze, assess, and oversee corporate and financial performance.
Josephine Linden, 74, joined the Board in March 2014 and has served as Chair of the Board since October 2014. She founded and has been the managing member and principal of Linden Global Strategies LLC, a New York-based SEC registered investment management firm working with sophisticated U.S. and international clients, since September 2011. From September 2010 to July 2011, she held an Adjunct Professor position in the Finance department of Columbia Business School. In November 2008, Mrs. Linden retired from Goldman, Sachs & Co. as a Partner and Managing Director after having been with the firm for more than 25 years, where she held a variety of roles, including Managing Director and Regional Manager of the New York office for Private Wealth Management, head of Global Equities Compliance, and an Advisor to GSJBWere, Australia. She currently serves on the Investment Committee of the Collegiate School in New York, New York, where she previously served as Treasurer and as a trustee, sat on the executive committee, and served as Chair of its Finance, Audit and Nominating Committees. She previously acted as Financial Advisor to The Prince of Wales Foundation. Mrs. Linden has also served as a non-executive director of E&P Financial Group Limited (formerly Evans Dixon Limited) since May 2018, and as a director of Trine II Acquisition Corp. from November 2021 to April 2023, and serves on the Investment Committee of the Freedom Together Foundation. She received an M.B.A. from the University of Chicago, with a specialization in Finance, and a B.A. from the University of Sydney. In September 2022, Mrs. Linden was appointed an Honorary Member in the General Division of the Order of Australia for her significant service to the Australia-United States bilateral relationship, the international finance sector, and the professional development of Australia. Mrs. Linden brings extensive knowledge of capital markets and other financial matters to the Board from her 25-year career with Goldman Sachs.
John T. McClain, 65, joined the Board in May 2014. Since February 2019, he has served as Executive Vice President and Chief Financial Officer of Iconix International, formerly Iconix Brand Group, Inc., a leading brand management company. From November 2015 to September 2016, he served as Chief Financial Officer of Lindblad Expeditions Holdings, Inc., a global provider of expedition cruises and adventure travel experiences. Mr. McClain served as the Chief Financial Officer of The Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until the sale of the company to Sycamore Partners in April 2014. From April 2014 to August 2014, he continued to provide Senior Advisor services related to financial operations to The Jones Group Inc. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain has served as a trustee of Seritage Growth Properties, a real estate investment trust, since June 2015. He previously served on the board of Nine West Holdings from April 2014 until October 2015. Mr. McClain holds a B.S degree in accounting from Lehigh University. Mr. McClain brings over 25 years of executive financial experience, serving at high-level capacities for the retail and consumer sectors.

Andrew J. McLean, 57, has served as the Chief Executive Officer since January 28, 2023. He joined Lands’ End as Chief Executive Officer-Designate and member of the Board of Directors in November 2022. Prior to joining the Company, he served at American Eagle Outfitters, Inc., the parent of the American Eagle and Aerie brands, from October 2016 to September 2022, in the roles of President, International from August 2022 to September 2022, Executive Vice President, Chief Commercial Officer from April 2017 to August 2022, and Executive Vice President, International from October 2016 to April 2017. Mr. McLean served Urban Outfitters, Inc. as Chief Operating Officer and Head of International from 2014 to October 2016, and as Chief Operating Officer from 2008 to 2014. Mr. McLean held various positions at Liz Claiborne, Inc., including President, Outlet Division, from 2003 to 2008, as well as, various positions at Gap, Inc. from 2000 to 2003. Mr. McLean began his career as a strategy consultant with AT Kearney. Outside of his professional commitments, Mr. McLean serves on the board of trustees at Cambridge in America. Mr. McLean received his Bachelor’s degree in Engineering from the University of Manchester, a Master’s degree in Engineering Management from the University of Cambridge and an MBA from Harvard Business School. Mr. McLean brings to the Board extensive operational and strategic expertise and over 20 years of retail experience leading organizational growth for several Fortune 500 and start-up companies. Mr. McLean has a proven track record in the areas of global brand delivery and international strategy, marketing and customer experience.
The Nominating and Corporate Governance Committee of our Board is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of skills and experience in relation to the needs of the Board. New director nominees are recommended to the Board by the Nominating and Corporate Governance Committee. The ultimate responsibility for selection of director nominees resides with the Board.
Corporate Citizenship
The Board believes that diversity promotes innovation and is integral to honoring Lands’ End’s commitment to “Take care of the customer, take care of the employee and the rest will take care of itself.” We believe the Board exhibits the diversity we foster within our employees. The Board and the Nominating and Governance Committee believe that it is important that our directors represent diverse viewpoints. Of the current seven members of the Board, three directors are female. While the Company does not have a formal Board diversity policy, the Board considers diversity as a factor, but not an overweighted or deciding factor, including diversity of racial, ethnic, gender and socio-economic background and diversity of thought and opinion, in identifying director nominees. The Nominating and Corporate Governance Committee discusses Board composition, including the diversity of the Board, annually.
ESG Oversight
The Nominating and Corporate Governance Committee of the Board of Directors oversees Environmental, Social and Governance (ESG) through reviewing with management the Company’s ESG strategies, initiatives and policies. In addition, the Board and its committees review and discuss with management matters related to human capital management, including Lands’ End’s commitments and progress on employee engagement, compensation and benefits, business conduct and compliance, and executive succession planning.
Sustainability Initiatives
Lands’ End is working towards improving its sustainable footprint through key practices like waste reduction, purchasing recycled consumables and corporate partnerships. Lands’ End hopes to inspire customers and other corporations to increase sustainability awareness and initiatives.
We have a focus on raising awareness and educating our employees on reducing our internal use of consumables and natural resources. In addition, we have a broad range of recycling and waste management initiatives at our corporate office and distribution centers. We also focus on efficient water and energy management programs.

Lands’ End also participates in industry educational workshops and initiatives. We have formed strategic relationships with organizations like the Sustainable Apparel Coalition and the National Forest Foundation, through which we have funded the planting of over 1.5 million trees. These alliances, which respectively operate globally, nationally, and locally, allow us to engage at a variety of levels.
Human Capital
Since our founding in 1963, Lands’ End has recognized that our people are a critical asset. People, the individuals we employ, the customers we serve, and their families, are the heart of our company. We are committed to creating an inspiring culture that is welcoming for all who work and shop with us. Our founder, Gary Comer set the foundation with this quote, “The really important thing that makes Lands’ End what it has become is people. You, me, everyone around us. It is what we do as people that makes this a great place to come to work.”
We employ approximately 3,900 employees: approximately 3,600 employees in the United States and approximately 300 employees outside the United States. The U.S. workforce consists of approximately 47% part-time employees, 35% full-time hourly employees and 18% full-time salaried employees. With the seasonal nature of school uniforms and the fourth quarter holiday shopping season, approximately 1,500 additional, flexible, part-time employees are hired in the U.S. to support our embroidery and distribution operations. For an additional discussion about Human Capital, please see Part I, Item 1. Business “Human Capital Management” in our Annual Report on Form 10-K for the fiscal year ended January 30, 2026.
Global Compliance Program
Lands’ End is committed to conducting business with a high standard of business ethics, a regard for human rights and in compliance with all applicable laws. Moreover, we expect our product vendors to maintain similar standards in our entire supply chain, including but not limited to raw materials, fabric and trim suppliers, employee recruitment services as well as any secondary processing facilities whether owned, leased or contracted. We maintain a robust compliance program and hold our vendors to high ethical standards. Lands’ End has a long-standing Code of Conduct for our supply chain partners which prohibits the use of forced labor, modern slavery or human trafficking within our supply chain anywhere in the world. Lands’ End, in response to crisis in the Xinjiang Uyghur Autonomous Region, removed suppliers who could not demonstrate compliance with our policies, and we require that for any fabric produced in China all cotton used be 100% sourced outside of China from certified sources. The Global Compliance Program Requirements and the related processes, policies and procedures set forth certain basic and fundamental requirements that all domestic and international vendors must satisfy as a condition of doing business with Lands’ End. The requirements are developed based on local and national laws, International Labour Organization (ILO) conventions and benchmarked against industry protocols. Lands’ End utilizes an independent auditor to conduct factory inspections to ensure compliance with our Code of Conduct and our Global Compliance Program. We maintain an Ethics Hotline for reporting of suspected violations of our Code of Conduct and our policies by vendors, employees or customers. We also require posters to be placed in all factories with reporting information for suspected violations.
Attendance
The Board met 18 times during fiscal year 2025. All of the directors attended over 75% of the total number of meetings of the Board and meetings of the committees on which they served. Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meetings of Stockholders, and typically all directors are in attendance.

Committees of the Board
The Board has standing Audit, Compensation, and Nominating and Corporate Governance committees. The table below reflects the current membership of each committee and the number of meetings held by each committee during fiscal year 2025.
	Audit	Nominating and Corporate Governance	Compensation
Josephine Linden*
Robert Galvin
Gordon Hartogensis
Elizabeth Leykum
Andrew J. McLean
John T. McClain
Alicia Parker
Number of Meetings	6	2	2

Member

Committee Chair

*
Chair of the Board

Each committee operates under a written charter. The charters are available at the “Corporate Governance” page in the “Investor Relations” section of www.landsend.com under the heading “Corporate Governance Documents.” The principal functions of each Committee are summarized below.
Audit Committee
•
Responsible for the compensation and oversight of the work of the independent registered public accounting firm in connection with the annual audit report

•
Hires the independent registered public accounting firm to perform the annual audit

•
Reviews the Company’s annual and quarterly financial statements, including disclosures made in management’s discussion and analysis of results of operations and financial condition

•
Reviews the reports prepared by the independent registered public accounting firm and management’s responses thereto, and discusses significant findings of the audit

•
Pre-approves audit and permitted non-audit services performed by the independent registered public accounting firm

•
Responsible for oversight of risks and exposures associated with financial matters, the Company’s enterprise risk management framework, including data protection and cybersecurity risk, and the steps management has taken to monitor and control risks and exposures

•
Reviews management’s plan for establishing and maintaining internal controls

•
Reviews the internal audit department’s responsibilities, budget and staffing

•
Discusses with the Company’s General Counsel matters that involve the Company’s compliance and ethics policies

•
Reviews and approves related party transactions.

Compensation Committee
•
Evaluates the Chief Executive Officer’s performance in light of corporate goals and objectives

•
Reviews and approves the base salaries, annual incentive opportunities and cash- and equity-based awards and opportunities for our senior executives reporting to the CEO and equity awards for other Section 16 officers

•
Reviews and approves employment agreements, severance arrangements, change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits for our senior executives

•
Approves compensation plans and programs for our senior executives

•
Approves special or supplemental compensation and benefits for senior executives, including supplemental retirement benefits and the perquisites provided to them during and after employment

•
Receives periodic reports on our compensation programs as they affect all employees

•
Develops policies for the recovery or clawback of compensation, monitors compliance and determines the manner of recovery pursuant to such policies.

Nominating and Corporate Governance Committee
•
Reports annually to the Board with an assessment of the performance of the Board

•
Recommends to the Board new director nominees

•
In concert with the Compensation Committee, reviews annually succession planning recommendations for the Company’s senior executives

•
Recommends to the Board director compensation and benefits

•
Reviews and reassesses the adequacy of our Corporate Governance Guidelines

•
Oversees Environmental, Social and Governance (ESG) strategies, initiatives and policies.

Special Committee of the Board
In addition to the standing Audit, Compensation, and Nominating and Corporate Governance committees, on August 4, 2025, the Board established a Special Committee of the Board (the “Special Committee”) in connection with the strategic alternatives process announced by the Board on March 7, 2025 (the “Strategic Alternatives Process”) which, as described in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, operated during August and September 2025. The Special Committee was established with respect to the consideration of a prospective transaction and was comprised of independent directors who were determined to be disinterested and independent with respect to such transaction. The Board delegated to the Special Committee exclusive power and authority to negotiate (or oversee the negotiation of) and to reject any potential go-private transaction. The Special Committee did not have a written charter. The members of the Special Committee were Josephine Linden (Chair), Gordon Hartogensis and Alicia Parker (and initially Robert Galvin, who resigned from the Special Committee prior to its first meeting). The Special Committee met six (6) times in fiscal 2025.
Communications with the Board
Our Board has adopted a policy and process for stockholders to communicate with the Board or an individual director. Stockholders may communicate with the Board collectively, or with any of its individual non-employee directors, by writing to Lands’ End, Inc. Board of Directors, c/o Secretary, Lands’ End, Inc., Legal Department, 5 Lands’ End Lane, Dodgeville, Wisconsin 53595. The Secretary has discretion to determine whether stockholder communications are proper for submission to the intended recipient. Examples of stockholder communications that would be considered presumptively inappropriate for submission include the following: communications regarding personal solicitations; spam and other junk mail; new product suggestions; resumes and other job inquiries; business solicitations or advertisements; communications that are unduly hostile, threatening, illegal, or similarly unsuitable; and communications that are frivolous in nature.

Board Leadership Structure
We currently separate the roles of Chief Executive Officer and Chair of the Board. Our Chief Executive Officer is responsible for the day-to-day leadership and performance of the Company, while the Chair of the Board provides guidance to our Chief Executive Officer and senior management and sets the agenda for and presides over our Board meetings. In carrying out her responsibilities, the Chair preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy and management’s execution of that strategy.
The Board’s Role in Risk Oversight
Consistent with our leadership structure, our Chief Executive Officer and other members of senior management are responsible for the identification, assessment, and management of risks that could affect the Company and the Board provides oversight in connection with these efforts. We do not believe that the Board’s role in risk oversight has an effect on the Company’s leadership structure. The Board’s oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of the responsibilities of the Audit Committee and the Compensation Committee above and in the charters of such committees.
The Audit Committee is responsible for oversight of (1) risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, and credit and liquidity matters; (2) the Company’s enterprise risk management framework, including data protection and cybersecurity risk; and (3) the steps management has taken to monitor and control risks and exposures, including the Company’s risk assessment and risk management policies and strategies and programs and policies relating to legal compliance.
The Compensation Committee evaluates whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company and has received management’s determination that our programs do not create risk that is reasonably likely to have a material adverse effect on the Company.
The Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company, including our Chief Financial Officer, our General Counsel, our Chief Technology Officer and our most senior internal audit and information security professionals.
Nomination of Director Candidates
Directors may be nominated by the Board or by stockholders in accordance with our Bylaws. The Nominating and Corporate Governance Committee will, when it deems appropriate, actively seek individuals qualified to become Board members, and will solicit input on director candidates from a variety of sources, including current directors. The Committee will evaluate a candidate’s qualifications and review all proposed nominees for the Board, including those proposed by stockholders, in accordance with its charter and our Corporate Governance Guidelines. This will include a review of the person’s qualifications and independence as well as consideration of diversity, age, skills, education and experience in the context of the needs of the Board. The Committee has the ability to retain a third party to assist in the nomination process.
Director nominees recommended by the Nominating and Corporate Governance Committee are expected to be committed to representing the long-term interests of our stockholders. The Committee believes that it is important to align the interests of directors with those of our stockholders. Generally, each non-employee director is required to acquire a number of shares of our common stock in an amount that, at cost, is equal to the amount of the director’s annual retainer in effect on the date when the director first becomes a member of the Board. Non-employee directors must meet this requirement by the third anniversary of that date unless, due to employment or legal restrictions, he or she is unable to acquire our common stock. As of January 30, 2026, all non-employee directors were in compliance with this requirement. Board members should possess a high degree of integrity and have broad knowledge, experience and mature judgment. In addition to a meaningful economic commitment to our company as expressed in share ownership, directors and nominees should have predominately business backgrounds, have experience at policy-making levels in business and/or technology, and bring a diverse set of business and life experiences and perspectives to the Board.
Mr. McLean’s employment letter with the Company provides for his appointment to the Board and provides that while he is Chief Executive Officer, he will be nominated for reelection to the Board each time his term as director is scheduled to expire. In addition, under his executive severance agreement with the Company, a termination of employment by Mr. McLean is for “Good Reason” if, among other events, at any time that ESL Investments, Inc. and its affiliate entities beneficially own more than 20% of the Company’s shares entitled to vote for directors, they, in whole or in part, vote against his reelection to the Board while Mr. McLean is serving as the Company’s Chief Executive Officer.
A Lands’ End stockholder can nominate a candidate for election to the Board by complying with the nomination procedures in our Bylaws, which provide that for an election to be held at an annual meeting of stockholders, nomination by a stockholder must be made by notice in writing delivered to the Company not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the subject annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. For an election to be held at a special meeting of stockholders, the stockholder’s notice in writing must be delivered to the Company not earlier than the 120th day prior to the special meeting and not later than the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting.
A stockholder’s written notice to the Secretary described in the preceding paragraph must be delivered to Lands’ End, Inc., Legal Department, 5 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: Secretary. Any stockholder of record or beneficial owner of common stock proposing such a nomination must be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting of stockholders and comply with the applicable notice procedures set forth in the Company’s Bylaws, including setting forth the following in the written notice: (i) the name and address of the stockholder; (ii) the number of shares of capital stock of the Company owned beneficially and of record by the stockholder; (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among the stockholder, any of its affiliates or associates, each nominee and any others acting in concert with any of the foregoing; (iv) a description of any agreement, arrangement or understanding that has been entered into as of the date of the stockholder’s notice by, or on behalf of, the stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder with respect to securities of the Company; (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose each nomination; (vi) a representation whether the stockholder intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least 67% of the Company’s outstanding capital stock entitled to vote on the election of directors and/or (b) otherwise to solicit proxies or votes from stockholders in support of each nomination; (vii) the name, age and business address of each nominee proposed in the notice; (viii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by the stockholder and/or any beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; and (ix) all information concerning the stockholder and each nominee required to be disclosed in proxy solicitations for director elections under the proxy rules of the SEC; and (x) the written consent of each nominee to serve as a director if so elected.

The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the nominee to serve as a director, including a written questionnaire with respect to the background and qualifications of such nominee. The chair of any annual meeting or special meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Lands’ End’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2027, and must provide reasonable evidence that they have complied with the requirements of Rule 14a-19 of the Exchange Act. Any decision to include information regarding a proposed nominee in the Company’s proxy solicitation materials will be made in accordance with the Company’s Bylaws and applicable law.

COMPENSATION OF DIRECTORS
Our Director Compensation Policy provides for an annual cash retainer for serving as a non-employee director of the Company, for serving as Board Chair, and for serving as the chair or member of committees as follows:
Cash Compensation(1)
Board Member	$100,000
Board Chair	$30,000
Audit Committee Chair	$20,000
Audit Committee Member (Non-Chair)	$12,500
Compensation Committee Chair	$15,000
Compensation Committee Member (Non-Chair)	$10,000
All Other Standing Committee Chairs	$10,000
All Other Standing Committee Members (Non-Chairs)	$7,500

(1)
Assumes service for a full fiscal year; directors who serve for less than the full fiscal year are entitled to receive a pro-rata portion of the applicable payment.

In addition, the Director Compensation Policy provides that our non-employee directors may elect annually to receive all or a portion of their retainer in the form of shares of Lands’ End common stock. Non-employee directors also receive an annual Lands’ End gift card in the amount of $10,000 (pro-rata where directors are elected after the annual meeting of stockholders), as well as a discount on the purchase of Lands’ End merchandise under a program available to all Lands’ End employees. Upon the approval on a case-by-case basis of the Nominating and Corporate Governance Committee, a non-employee director may participate in health care programs of the Company on a basis no less favorable than senior executives of the Company. No non-employee directors currently participate in this benefit. The Nominating and Corporate Governance Committee conducts regular reviews of Board compensation, and considers publicly available board compensation data and best market practices.
Board Compensation in Connection with Strategic Alternatives Review
In April 2025, the Board approved the following additional payments to Board members in connection with the Strategic Alternatives Process, over and above amounts due under the Director Compensation Policy: (i) Board members received payments of $1,000 for each non-regularly scheduled virtual ad hoc meeting under one hour and $2,000 for each special Board meeting beyond the four regularly scheduled quarterly meetings; and (ii) members of the Special Committee received $2,000 per Special Committee meeting. In November 2025, in consideration for her substantial dedication of time and efforts as a Board member during the Company’s consideration of strategic alternatives, the Board approved the payment to Mrs. Linden of an additional amount equal to $250,000.
The following table shows information concerning the compensation earned in fiscal year 2025 by each non-employee director who served on the Board during fiscal year.
Name	Fees Earned or Paid in Cash($)(a)	Stock Awards ($)(a)(b)	Gift Card($)(a)	Strategic Alternatives Compensation(c)	Total(d)
Josephine Linden, Chair	$160,000	$0	$10,000	$277,000	$447,000
Robert Galvin	$61,273	$61,227	$10,000	$12,000	$144,500
Gordon Hartogensis	$19	$122,481	$10,000	$27,000	$159,500
Elizabeth Leykum	$132,500	$0	$10,000	$15,000	$157,500
John T. McClain	$120,000	$0	$10,000	$15,000	$145,000
Alicia Parker	$80,653	$26,847	$10,000	$26,000	$143,500

(a)
Pursuant to Director Compensation Policy

(b)
Amount represents portion of retainer that the director elected to receive in shares of Lands’ End common stock, based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(c)
Amounts earned by the director pursuant to Board Compensation in Connection with Strategic Alternatives Review above.

(d)
The amounts in this column do not include amounts attributable to the discount on Lands’ End merchandise that are available generally to all Lands’ End employees and non-employee directors. The Company also reimbursed Board members for certain telecommunications and computing expenses relating to their services as directors during fiscal year 2025.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK
The following table sets forth certain information regarding beneficial ownership of our common stock as of March 25, 2026 for (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each named executive officer; (3) each of our current directors and nominees; and (4) all of our executive officers and directors as a group.
	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number	Percent of Common Stock Outstanding
Martin Christopher(2)	12,080	*
Robert Galvin	39,027	*
Peter L. Gray(3)	206,315	*
Gordon Hartogensis	9,894	*
Elizabeth Leykum	12,299	*
Josephine Linden	45,817	*
Kym Maas(4)	22,707	*
John T. McClain	11,054	*
Bernard McCracken(5)	49,349	*
Andrew J. McLean(6)	244,918	*
Alicia Parker	3,796	*
Directors and executive officers as a group (11 persons)	657,256(4)	2.1%
Greater than 5% Stockholders:
ESL Investments, Inc. and related entities, as a group(7)	17,116,376(8)	55.6%
FMZ Strategies LLC(9)	2,892,776	9.4%

*
Represents less than 1% of outstanding common stock.

(1)
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Lands’ End, Inc., 5 Lands’ End Lane, Dodgeville, Wisconsin 53595. We have determined beneficial ownership in accordance with the rules of the SEC, which provide that beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 25, 2026, through the exercise of a stock option or vesting of a restricted stock unit (“RSU”) or any other right. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that all the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own. We have based our calculation of the percentage ownership on 30,794,873 shares of common stock outstanding as of March 25, 2026.

(2)
Includes 5,106 time-based RSUs vesting April 1, 2026, subject to vesting conditions.

(3)
Includes 49,017 vested stock options and 6,565 time-based RSUs vesting April 1, 2026, subject to vesting conditions.

(4)
Includes 3,758 time-based RSUs vesting April 1, 2026, subject to vesting conditions.

(5)
Includes 5,106 time-based RSUs vesting April 1, 2026, subject to vesting conditions.

(6)
Includes 22,281 time-based RSUs vesting April 1, 2026, subject to vesting conditions.

(7)
Beneficial ownership and other information contained herein and in Footnote 8, is based on Amendment No. 30 to Schedule 13D reporting ownership as of January 26, 2026 filed by Edward S. Lampert, ESL Investments, Inc. (“ESL”), ESL Partners, L.P. (“Partners”), and RBS Partners, L.P. (“RBS”). RBS is the general partner of, and may be deemed to indirectly beneficially own securities beneficially owned by, Partners. ESL is the general partner of, and may be deemed to indirectly beneficially own securities beneficially owned by, RBS. Mr. Lampert is the Chairman, Chief Executive Officer and Director of, and

may be deemed to indirectly beneficially own securities beneficially owned by, ESL. The address of ESL Investments, Inc. and related entities is c/o ESL Investments, Inc. and related entities, as a group, 1170 Kane Concourse, Suite 200, Bay Harbor Islands, Florida 33154.
(8)
Mr. Lampert possesses sole voting power and sole dispositive power as to 17,116,376 shares, inclusive of 3,791 shares of common stock held by The Nicholas Floyd Lampert 2015 Trust and 3,791 shares of common stock held by The Nina Rose Lampert 2015 Trust; ESL possesses sole voting power and sole dispositive power as to 1,946 shares; Partners possesses sole voting power and sole dispositive power as to 1,946 shares; and RBS possesses sole voting power and sole dispositive power as to 1,946 shares.

(9)
Beneficial ownership is based on the FMZ Strategies LLC Amendment No. 1 to Schedule 13G reporting ownership as of September 30, 2025. FMZ Strategies LLC disclosed shared voting power and shared dispositive power as to 2,892,776 shares. FMZ Strategies LLC is owned and managed by AJD Siblings Corporation, a Delaware corporation and Frank Zarabi is the CEO. The address of FMZ Strategies LLC is 5553-B Bandini Blvd., Bell, CA 90201.

Restrictions related to Equity Transactions; Insider Trading Policy
The Company has adopted an Insider Trading Policy, designed to promote compliance with insider trading laws, rules and regulations, as well as applicable exchange listing standards. The policy is applicable to the Company’s officers, employees, members of the Board of Directors and other designated persons with access to Company material nonpublic information, as well as to family members residing with them and any entities or family members whose transactions in the Company’s securities are directed by or subject to their influence and control. The Insider Trading Policy prohibits the trading of Company securities on the basis of material, nonpublic information and establishes regular blackout periods wherein certain designated persons are prohibited from trading in Company securities. It also prohibits engaging in, among other things, short sale transactions and hedging transactions with respect to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and private exchange funds, and prohibits holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis provides information to assist you in understanding the fiscal year 2025 compensation of the executive officers identified in the Summary Compensation Table, whom we refer to as our “named executive officers.” Our named executive officers for fiscal year 2025 are:
•
Andrew J. McLean, Chief Executive Officer

•
Bernard McCracken, Chief Financial Officer

•
Peter L. Gray, President, Lands’ End Licensing, Chief Administrative Officer and General Counsel

•
Martin Christopher, Executive Vice President, Chief Technology Officer

•
Kym Maas, President, Lands’ End Consumer and Chief Creative Officer

Ms. Maas became an executive officer in May 2025 and Mr. Christopher became an executive officer in May 2024.
Executive Summary
Fiscal year 2025 was a year of development and growth for Lands’ End with the implementation and execution of core strategies designed to drive a more profitable business. For the full fiscal year, we delivered Gross Merchandise Value growth of low single digits, gross margin improvement of 80 basis points to 49%, and Adjusted EBITDA of $102 million, a year-over-year increase of 10%.
Our financial results reflected our ongoing efforts to drive improved profitability, generate elevated brand awareness through enhanced marketing strategies, and provide our customers with innovative solutions for life’s every journey. We grew our profitability and achieved inventory efficiencies each quarter and benefited from our go-to-market strategy designed for more focused promotions around key holidays and commercial moments to maximize their impact. We made great strides in further building our brand and positioning Lands’ End to succeed going forward. We continued to seek a greater share of the organic conversation on social media and increase our cultural relevancy, evidenced by a 9% increase in new customer acquisition in fiscal year 2025.
Our annual incentive plan for fiscal year 2025 paid out at 103% of target. Our long-term performance-based awards for the fiscal 2023 through 2025 period yielded a payout of 53% of target.
In addition, during fiscal year 2025 our Board undertook a review of strategic alternatives, and in connection with such review the Board put in place certain compensation elements to encourage retention of key personnel, including the named executive officers, during the pendency of this review. The review of strategic alternatives resulted in the January 26, 2026 announcement by the Company and WHP Global, a leading brand management firm, that they had entered into an agreement to form a new joint venture, pursuant to the Membership Interest Purchase Agreement by and among the Company, Lands’ End Direct Merchants, Inc., WH Borrower, LLC, WH Topco, L.P., and LEWHP LLC, dated January 26, 2026 (the “Joint Venture Transaction”).
Executive Compensation Philosophy and Objectives
The Compensation Committee believes that our long-term success is directly related to our ability to attract, motivate and retain highly talented executives who are committed to our mission, results and cultural beliefs. The Compensation Committee has developed a compensation philosophy for our senior executives designed to pay-for-performance. Accordingly, the total compensation packages provided to our named executive officers generally include both annual and long-term incentive opportunities that are linked to performance measures or are otherwise “at risk” due to Lands’ End stock price fluctuations and potential for forfeiture. For fiscal year 2025 approximately 80% of our CEO’s target compensation was considered at risk, and approximately 65% of our other named executive officers’ target compensation was considered at risk based on financial and stock price performance measures or the possibility of forfeiture.
ELEMENTS OF COMPENSATION — CEO	ELEMENTS OF COMPENSATION — OTHER NAMED EXECUTIVE OFFICERS

Our compensation packages are designed in large measure to motivate and encourage executives to drive performance and achieve superior results for the Company and its stockholders. They also reflect other important considerations, such as the value of the position in the marketplace, levels of job responsibility, individual performance and the need to attract and retain top executive talent. The Compensation Committee grants equity-based incentives to align management’s interests with stockholders’ interests.
While the Compensation Committee seeks to utilize compensation and benefit arrangements that reflect the pay-for-performance compensation philosophy, it recognizes that from time to time it may be appropriate for the Company to provide additional inducements, such as sign-on awards, retention awards and/or special incentives, to recruit, retain, reward and motivate highly qualified executives. In fiscal year 2025, in recognition for his performance as Chief Financial Officer since his appointment in September 2023, the Compensation Committee granted to Bernard McCracken, in addition to the annual compensation, Time-Based RSUs with a grant date fair value of $500,000 (based on closing price), which is not reflected in the above calculations of compensation at risk vs. not at risk or the below calculations of annual vs. long-term. The Retention Awards to the named executive officers, discussed in Strategic Alternatives Process and Retention Awards below, are also in addition to annual compensation and are also not reflected in the above discussion of elements of compensation at risk vs. not at risk or the below discussion of annual vs. long-term compensation. Compensation agreements are discussed in “Employment Arrangements” below.
Executive Compensation Program: Key Elements
The key elements of our compensation program for our executives include base salary, annual cash incentive opportunities, long-term performance-based incentive opportunities and long-term time-based equity awards.
Annual Compensation
•
Base Salary — Base salary is the fixed element of each executive’s cash compensation, and provides executives with an appropriate level of financial certainty.

•
Annual Incentive Plan — Our annual incentive program seeks to motivate executives by providing opportunities to earn annual cash awards that are at risk and based on achievement of annual financial objectives established by the Compensation Committee.

Long-Term Compensation
•
Long-Term Performance-Based Awards — Our long-term incentive programs are designed to motivate executives to focus on long-term Company performance through awards that are at risk and based on multi-year performance periods, and to reinforce accountability by linking executive compensation to achievement of performance goals. These programs seek to align our executives’ compensation with our strategic direction and initiatives, which the Compensation Committee believes will result in increased returns to our stockholders. These awards have taken the form of either equity or cash in the past several years.
•
Long-Term Time-Based Awards — Our long-term incentive programs also include time-based awards of equity that are at risk. The multi-year vesting requirements of time-based awards are designed to promote retention and encourage executive officers to adopt longer-term approaches to our business. Time-based equity compensation also provides alignment with our stockholders, as value received will be consistent with return to our stockholders.

There is no pre-established policy or target for the allocation between annual and long-term incentive compensation. Instead, the Compensation Committee takes a holistic approach to executive compensation and the balance of the compensation elements for each executive individually. For fiscal year 2025, approximately 45% of our CEO’s target compensation and approximately 61% of our other named executive officers’ target compensation was annual in nature, while approximately 55% of our CEO’s target compensation and approximately 39% of our other named executive officers’ target compensation was long-term in nature. Performance-based awards were utilized for 60% of our CEO’s and other named executive officers’ long-term compensation.
ANNUAL VS. LONG-TERM COMPENSATION — CEO	ANNUAL VS. LONG-TERM COMPENSATION — OTHER NAMED EXECUTIVE OFFICERS

How Elements Are Used to Achieve Our Compensation Objectives
The Compensation Committee believes that a fair and effective way to motivate executives to produce superior results for stockholders is to increase the proportion of an executive’s total compensation that is performance-based or otherwise “at risk”, including equity compensation, relative to the executive’s ability to influence those results. Additionally, the Compensation Committee believes that the value of incentive compensation should depend upon the performance of the Company in a specified performance or vesting period. Under our incentive compensation structure, the highest amount of compensation can be achieved through consistent superior performance over successive periods. This approach is designed to provide incentives for managing long-term growth, while minimizing short-term excessive risk-taking.
During fiscal year 2025, the Compensation Committee sought to achieve the objectives of our compensation program for our named executive officers through the grant of annual and long-term incentive awards. The fiscal year 2025 annual incentive awards for the named executive officers offered an opportunity to earn cash compensation based upon achievement of fiscal year 2025 adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), net of an inventory charge. The goal-setting process is discussed below in “Fiscal Year 2025 Annual Incentive Opportunity”. The Compensation Committee also granted long-term time-based equity awards in fiscal year 2025, that will vest over a three-year period, assuming continued service. Further, in fiscal year 2025 the Compensation Committee granted two different long-term performance-based equity awards: (i) financial performance awards which vest 50% based on achievement of net debt-to-adjusted EBITDA ratio (measured at the end of the three-year period) and 50% based on average return on investment capital (“ROIC”) for the three-year period of fiscal 2025 through fiscal 2027; and (ii) stock price performance awards which vest based on Company common stock achieving a specified average per share closing stock price over 20 consecutive trading days during the performance period from date of grant through the end of fiscal 2027, and in each case subject to continued service. We believe the metrics we use in our annual and long-term incentive program — adjusted EBITDA, net debt-to-adjusted EBITDA ratio, ROIC and stock price performance — are key drivers of long-term, sustained stockholder value.
Our target Annual Incentive Plan (As Amended and Restated) (“AIP”) awards and our long-term incentives are established based on a percentage of base salary. As the participating executive’s base salary is determined, in part, on their past performance, an award opportunity that is based on a multiple of that base salary also reflects, in part, their past performance.
Following the end of a performance period, the Compensation Committee certifies the level of achievement against the applicable financial and stock price performance goals established under the annual and long-term performance-based incentive programs, but retains the ability to exercise positive or negative discretion to adjust payout in relation to our annual and long-term performance.
Strategic Alternatives Process and Retention Awards
On March 7, 2025, we announced that the Board of Directors had initiated a process to explore strategic alternatives, including a sale, merger or similar transaction involving the Company, to maximize shareholder value (“Strategic Alternatives Process”). The Compensation Committee concluded that the stability of the Company and the success of the Strategic Alternatives Process would be directly related to our ability to motivate and retain executives and other key employees who were expected to be critical to the operation of our business and execution of additional responsibilities related to the Strategic Alternatives Process. Accordingly, in April 2025, the Compensation Committee granted to the named executive officers (i) time-based cash awards that would vest six months after the announcement of the commencement of the Strategic Alternatives Process (the “Retention Cash Awards”) and (ii) performance-based restricted stock units which would vest 100% upon achievement of certain performance criteria related to the Strategic Alternatives Process (the “Retention PSUs”) (together, the “Retention Awards”). The Retention Cash Awards were paid to the named executive officers in September 2025. In March 2026, the Board approved the vesting of the Retention PSUs with a modified vesting schedule. Pursuant to the vesting schedule approved by the Board, subject to the closing of the Joint Venture Transaction, fifty percent (50%) of such Retention PSU awards will vest upon the closing, twenty-five percent (25%) will vest upon the one-year anniversary of the closing and twenty-five percent (25%) will vest on December 31, 2027, in each case, subject to the named executive officer’s continued employment through the applicable vesting date. The Retention Awards are further discussed in the Summary Compensation Table and the Grants of Plan-Based Awards table, below.
Fiscal Year 2025 Base Salaries
Base salaries are established at levels that generally reflect the past performance, experience, expected future contributions and responsibilities of the executive officer. The importance of the executive officer’s position, external pay data, market competitiveness and internal pay equity also are considered, as well as the extent of any promotions or other change in the executive’s responsibilities.
The following table sets forth the base salary as of the 2024 and 2025 fiscal year end, for each applicable named executive officer:
Name	FY2025 Base Salary	FY2024 Base Salary	% Increase
Andrew J. McLean	$1,100,000	$1,050,000	5%
Bernard McCracken	$525,000	$525,000	—
Peter L. Gray	$695,250	$695,250	—
Martin Christopher	$525,000	$525,000	—
The named executive officers’ base salaries are each set based on a combination of factors considered by Mr. McLean in recommending the base salaries of the named executives (other than Mr. McLean, whose base salary is determined solely by the Compensation Committee), and by the Compensation Committee

in approving all of the base salaries (including Mr. McLean’s), including an assessment of individual achievements, contributions to the performance of the Company, changes in responsibilities, and peer group, general industry and survey comparisons.
Based on competitive market data reviewed by FW Cook with the Compensation Committee, Mr. McLean’s salary was increased effective February 1, 2025.
Ms. Maas’s salary was increased in connection with her appointment as Chief Creative Officer in March 2025. In addition, while Mr. McLean had recommended and the Compensation Committee had approved merit increases for Mr. McCracken, Mr. Gray and Mr. Christopher in March 2025, such increases, as well as all other merit increases in the Company, were not implemented as part of the Company’s mitigation efforts in response to the April 2, 2025 announcement of proposed changes to tariffs to be charged by the United States.
Fiscal Year 2025 Performance Measures and Goals
As we rely upon “at risk” compensation to motivate our executives, in addition to time-based equity awards and Retention Awards, in 2025 we utilized two forms of performance-based awards: (i) cash awards for fiscal year 2025 under the AIP (“2025 AIP”) and (ii) performance-based equity awards, as described below.
Under the 2025 AIP, we used an adjusted EBITDA measure (see discussion of this measure, and how it differs from reported Adjusted EBITDA below, in “Fiscal year 2025 Annual Incentive Opportunity”) modified by an inventory charge. The adjusted EBITDA net of inventory charge targets were established in March 2025. When establishing the performance goals for the 2025 AIP the Compensation Committee considered such factors as fiscal year 2024 financial results, overall fiscal year 2025 financial goals, our long-range plan, our competitive position, the impact of inventory management on Company results, and market trends, as well as the general state of the economy and our business.
The 2025 long-term performance-based equity awards were also established by the Compensation Committee in March 2025 after considering the factors cited above. The Compensation Committee granted two unique long-term performance-based equity awards, each with distinct performance measures: (i) awards with performance goals 50% based on a net debt-to-adjusted EBITDA ratio at the end of the three-year period, and 50% based on average ROIC for the three-year period from fiscal year 2025 through fiscal year 2027; and (ii) awards with performance goals based on achievement of sustained Company stock price goals over 20 consecutive trading days during the performance period from grant date through the end of fiscal year 2027.
Fiscal Year 2025 Annual Incentive Opportunity
For the 2025 AIP, the Compensation Committee approved an adjusted EBITDA performance measure (“2025 AIP EBITDA”) net of inventory charge, which accounted for 100% of the annual incentive opportunity for our named executive officers. The 2025 AIP EBITDA measure differs from “Adjusted EBITDA” which is a key metric reported by the Company. Adjusted EBITDA is used by management to measure business performance, in an effort to encourage growth and create increased stockholder value through the efficient use of corporate assets. For purposes of the 2025 AIP, reported Adjusted EBITDA results are subject to further adjustment as detailed below (see Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for a reconciliation of Net Income to Adjusted EBITDA).
In fiscal year 2024 management attention was focused on inventory efficiency, and this focus continued into fiscal 2025. Accordingly, as it had done in the 2024 annual incentive design, in adopting the 2025 AIP, the Compensation Committee provided for an inventory charge adjustment to 2025 AIP EBITDA under the 2025 AIP based on an expected level of inventory and the Company’s weighted average cost of capital.
To determine 2025 AIP performance, we first calculate Adjusted EBITDA, computed as operating income (loss) appearing on our statement of operations for the applicable reporting period, adjusted for depreciation, amortization, gains/(losses) on sales of assets and other items we determine affect the comparability of financial results from period to period. Then, in determining financial goal achievement relative to the 2025 AIP EBITDA measure and inventory adjustment, the Compensation Committee is required to adjust either the performance target or actual results to reflect the following occurrences affecting our results during the performance period:
•
the effects of currency fluctuations in comparison to plan currency rates;

•
gains or losses from litigation, claim judgments, or regulatory proceedings, including product recalls or legal and insurance settlements that, in each case, individually exceed $500,000;

•
the effect of changes in laws, regulations, or accounting principles, methods or estimates;

•
write down or impairment of assets;

•
the gain or loss from the sale or discontinuance of a business segment, division, unit or product group, and the planned, unrealized corporate post-incentive adjusted EBITDA for this business segment, division, unit or product group;

•
results from an unplanned acquired business and costs related to the unplanned acquisition;

•
restructuring and workforce severance costs pursuant to a plan approved by the Board and Chief Executive Officer;

•
the impact of the unplanned termination or loss of store leases;

•
unusual and infrequently occurring items as defined by accounting principles generally accepted in the United States (GAAP); and

•
Changes in inventory due to acquisition or sale or discontinuance of a business segment, division, unit or product group.

Opportunities under the AIP for the participating executives are generally established upon hire and reviewed when the Compensation Committee reviews annual compensation or at the time a compensation package for a participating executive is otherwise approved, and reflects the participating executive’s relative level of responsibility and potential to affect our overall performance. The target award opportunity under the 2025 AIP was set at 125% of base salary for Mr. McLean (increased from 100% in 2024, to align the target AIP percentage with peer group median practice), and 75% of base salary for the other named executive officers. Threshold, target and maximum levels for annual performance under the 2025 AIP were established in March 2025.
Fiscal year 2025 performance levels were established in March 2025 and set at: threshold for performance at approximately 19% below target, target at our internal plan, which represented an approximately 13% increase over fiscal year 2024 target, and maximum at 20% overachievement of target. The following table summarizes the plan design, metric, and performance levels:
Metric	Actual EBITDA Net of Inventory Charge	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)
2025 AIP EBITDA Net of Inventory Charge	$80.6 million	$65 million	$80 million	$100 million
The Compensation Committee views Adjusted EBITDA growth and inventory management as key metrics and drivers of stockholder value. As designed, the 2025 AIP would result in a 50% payout for threshold performance. The payout percentage calculation between each of threshold and target payout and between target and maximum payout are based on straight-line (linear) interpolation. Falling short of the threshold would result in no payout.
At the time it set the target, the Compensation Committee believed that performance at the target level was attainable, yet challenging, given multiple factors, including consumer confidence and preferences, as well as a focus on and success of increased introductions of newness in the Company’s product offerings. We achieved 2025 AIP EBITDA net of inventory charge above the target performance level at results which yielded a payout of 103% of target for the named executive officers and other AIP participants, and payout amounts are set forth below.

Name	Target Incentive for fiscal year 2025	Annual Incentive Earned and Paid for fiscal year 2025
Andrew J. McLean	$1,375,000	$1,416,250
Bernard McCracken	$393,750	$405,563
Peter L. Gray	$521,437	$537,081
Martin Christopher	$393,750	$405,563
Kym Maas	$386,538	$398,135
Fiscal Year 2025 Long-Term Compensation Opportunities
2025 Long-Term Incentive Structure: 2025 PSU Awards and 2025 RSU Awards
For fiscal year 2025, our long-term incentive (“LTI”) structure had three components: (i) awards of financial performance-based restricted stock units (each, a “Financial PSU” and the awards, the “2025 Financial PSU Awards”), weighted 40% of the total LTI value; (ii) awards of stock price performance-based restricted stock units (each, a “Stock Price PSU” and the awards, the “2025 Stock Price PSU Awards”; the Financial PSUs and Stock Price PSUs are each a “PSU Award” and 2025 Financial PSU Awards and the 2025 Stock Price PSU Awards together, the “2025 PSU Awards”), weighted 20% of the total LTI value; and (iii) awards of time-based restricted stock units (each, an “RSU” and the awards, the “2025 RSU Awards”), weighted 40% of the total LTI value. 2025 PSU Awards and 2025 RSU Awards were all issued under the Lands’ End, Inc. Amended and Restated 2017 Stock Plan (the “2017 Stock Plan”).
Each of the named executive officers has a target value for long-term incentive. For Mr. McLean the 2025 fiscal year target incentive was set in January 2025 by the Board at 275% of base salary ($3,025,000) in order to more closely align with peer group median practice. For Mr. McCracken, Mr. Gray, Mr. Christopher and Ms. Maas the target incentive was set at 110% of base salary.
2025 Financial PSU Awards
The 2025 Financial PSU Awards are intended to focus the named executive officers on our long-term performance and align their interests with those of our stockholders. Each Financial PSU represents a contingent right to receive one share of our common stock upon satisfaction of the following vesting conditions: a certain net debt-to-adjusted EBITDA ratio (“2025 Financial PSU EBITDA Ratio”) (50% weighting) at the end of the three-year period, and a certain average ROIC (50% weighting) for the period comprised of fiscal years 2025 through 2027, and continued service. The 2025 Financial PSU Awards will vest, if at all, when the Compensation Committee determines whether a requisite level of performance has been achieved. The determination will take place after the conclusion of the third year of the performance period. Each named executive officer may earn a number of Financial PSUs and be issued the related number of shares, based on the Company’s performance relative to the net debt-to-adjusted EBITDA ratio and average ROIC goals. All goals were set in March 2025. All grants under the 2017 Stock Plan, including the 2025 Financial PSUs and any other grants to an individual in the same fiscal year, are subject to the limitations of the 2017 Stock Plan, including Section 7.1(b) which imposes a per participant limit.
The number of shares for the 2025 Financial PSU Awards at target level of performance to each of the named executive officers, representing 40% of their LTI value on the grant date, March 24, 2025 (calculated using a value per share of $11.21, the closing price of Company common stock on the date of the award), and the grant date fair value of the award (calculated using a value per share of $11.21, the award date closing price), are each set forth on the table below:

Name	Number of Shares underlying 2025 Financial PSU Award at Target Performance (“2025 Financial PSU Target Shares”)	Grant Date Fair Value
Andrew J. McLean	107,939	$1,209,996
Bernard McCracken	20,606	$230,993
Peter L. Gray	27,289	$305,910
Martin Christopher	20,606	$230,993
Kym Maas	20,606	$230,993
The definition of adjusted EBITDA used for calculating 2025 Financial PSU EBITDA Ratio is substantially the same as the definition of 2025 AIP EBITDA (as indicated above), but is not subject to adjustment for changes in inventory. Net Debt is defined as debt obligations (long and short term) less cash. ROIC is net operating profit after tax (NOPAT)/(Term Loan Debt (Short and Long) + Total Stockholder Equity). Under the 2025 Financial PSU Awards, a threshold level of performance for a goal will generate a payout calculation of 50% of 2025 Financial PSU Target Shares, a target level of performance will generate a payout calculation of 100% of 2025 Financial PSU Target Shares and a maximum level of performance will result in a payout calculation of 200% of 2025 Financial PSU Target Shares. The payout percentage calculation between each of threshold and target payout and between target and maximum payout are based on straight-line (linear) interpolation. Each metric is considered independently, and payout for that metric will be weighted according to the weighting associated with the metric.
A summary of the plan design for the 2025 Financial PSU Awards is set forth below:
Metric (three-year performance)	Weighting	Payout at Threshold (50% of Target)	Payout at Target (100% of Target)	Payout at Maximum (200% of Target)
2025 Financial PSU EBITDA Ratio	50%	50%	100%	200%
Average ROIC	50%	50%	100%	200%
2025 Stock Price PSU Awards
The 2025 Stock Price PSU Awards are intended to focus the named executive officers on our long-term performance and align their interests with those of our stockholders. Each Stock Price PSU represents a contingent right to receive one share of our common stock upon satisfaction of Company stock price performance criteria, subject to certification of performance following fiscal year 2027 and continued service. The performance rights vest up to 100% of the listed target number of shares upon Company common stock achieving a specified average per share closing stock price, measured over any 20 consecutive trading-day period during the performance period beginning on the date of grant and continuing through the end of fiscal 2027, and subject to the satisfaction of other vesting conditions, including continued service to the Company through the payment date. Threshold performance would require an approximately 78% increase over the stock price when adopted. Under the 2025 Stock Price PSU Awards, a threshold level of performance for a goal will generate a payout calculation of 33% of 2025 Stock Price PSU Target Shares, a target level of performance will generate a payout calculation of 100% of 2025 Stock Price PSU Target Shares. Target level performance is the maximum level of performance. The payout percentage calculation between the threshold and target payout is based on straight-line (linear) interpolation. The performance goals were set in March 2025.
The number of shares for the 2025 Stock Price PSU Awards at target level of performance to each of the named executive officers, representing 20% of their LTI value on March 24, 2025 (calculated using a value per share of $11.21, the closing price of Company common stock on the date of the award), and the grant date fair value of the award (calculated using a value per share of $7.81, the award date closing price as adjusted using a Monte Carlo simulation, described in Note 5. Stock-Based Compensation in our Annual Report on Form 10-K for the fiscal year ended January 30, 2026), are each set forth on the table below:

Name	Number of Shares underlying 2025 Stock Price PSU Award at Target Performance	Grant Date Fair Value
Andrew J. McLean	53,969	$421,498
Bernard McCracken	10,303	$80,466
Peter L. Gray	13,644	$106,560
Martin Christopher	10,303	$80,466
Kym Maas	10,303	$80,466
2025 RSU Awards
The 2025 RSU Awards are intended to focus the named executive officers on our long-term performance, promote retention and align their interests with those of our stockholders. Each RSU represents a contingent right to receive one share of our common stock upon satisfaction of the vesting conditions. The 2025 RSU Awards will vest, subject to satisfaction of vesting conditions, including continued service, on the first, second and third anniversaries of the award date (with respect to 25%, 25% and 50% of the 2025 RSU Awards), which was March 24, 2025.
The number of shares for awards was determined by dividing the intended value (in case of the 2025 RSU Awards, 40% of the executive’s LTI value) by the closing price of our common stock on the date of grant, $11.21. Accordingly, the number of shares for the 2025 RSU Awards made to each of the named executive officers, and the grant date fair value of the award (based on such closing price), was as set forth on the table below:
Name	Number of Shares underlying 2025 RSU Award	Grant Date Fair Value
Andrew J. McLean	107,939	$1,209,996
Bernard McCracken	20,606	$230,993
Peter L. Gray	27,289	$305,910
Martin Christopher	20,606	$230,993
Kym Maas	20,606	$230,993
Prior Performance-Based Awards Maturing in Fiscal Year 2025
2023 PSU Awards
In fiscal year 2023, our LTI included Awards of PSUs under the 2017 Stock Plan (the “2023 PSU Awards”) which represented the right to receive shares of the Company’s common stock (the “2023 Target Shares”) upon the satisfaction of a consolidated adjusted EBITDA measure (“2023 PSU EBITDA”), weighted 75% and revenue, weighted 25%, each based on the cumulative three-year period, comprised of fiscal years 2023 through 2025 and subject to continued employment. Both performance goals were established in April 2023 and were not adjusted for any other factors.
The definition of 2023 PSU EBITDA was substantially the same as the definition of 2025 AIP EBITDA (as discussed above. Revenue for the purposes of the 2023 PSU Awards, was revenue, as determined by GAAP, plus or minus the impact of any unplanned acquisitions divestitures of a business segment, division, unit or product group, and the planned, unrealized Revenue for this business segment, division, or unit. Under the 2023 PSU Awards, a threshold level of performance would have resulted in vesting of 50% of the 2023 Target Shares, a target level of performance would have resulted in vesting at 100% of the 2023 Target Shares, and the maximum opportunity would have resulted in vesting of 200% of the 2023 Target Shares. Any payout percentage between each of threshold and target payout and between target and maximum payout would be based on straight-line (linear) interpolation. The 2023 PSU Awards are also subject to a relative total shareholder return (“TSR”) modifier which is based on the Company’s total return to stockholders over the measurement period relative to a custom peer group. The TSR modifier can result in an adjustment of 75% to 125% of the earned shares, subject to an overall cap of 200% of Target Shares and a modifier limitation to 100% of Target Shares in the event Lands’ End’s absolute TSR is negative. Each metric was considered independently, and payout for that metric was weighted according to the weighting associated with the metric. A table summarizing the plan design for the 2023 PSU Awards is set forth below:
Metric (cumulative three-year performance)	Weighting	Threshold (50% payout)	Target (100% payout)	Maximum (200%)
2023 PSU EBITDA	75%	$275 million	$306 million	$368 million
Revenue	25%	$4.6 billion	$5.13 billion	$6.155 billion
Actual results for the cumulative performance period, calculated in accordance with the 2023 PSU Awards and as certified by the Compensation Committee on March 5, 2026 were 2023 PSU EBITDA of $279.2 million and Revenue of $4.33 billion. Giving effect to the relative TSR modifier which was 125%, the 2023 PSUs thus yielded a payout of 53% of target. The number of shares of Common Stock issued to each of the named executive officers upon vesting of the 2023 PSU Awards on March 5, 2026 is as set forth on the table below:
Name	Number of Shares Issued Upon Vesting of 2023 PSU Awards
Andrew J. McLean	78,196
Bernard McCracken	4,921
Peter L. Gray	23,039
Martin Christopher	0*
Kym Maas	11,791

*
Mr. Christopher commenced employment subsequent to issuance of 2023 PSU Awards.

Retention Awards
2025 Retention Cash Awards
The Retention Cash Awards, issued in April 2025, were intended to focus the named executive officers on the stability of the Company and the success of the Strategic Alternatives Process. Each Retention Cash Award represented a contingent right to receive payment of a stated amount six months after the announcement of the Strategic Alternatives Process, subject to continued employment, but payable in the event employment was terminated by the Company without Cause or by executive for a Good Reason (each as defined in the executive severance agreement by and between the Company and the executive). The Retention Cash Awards were paid to the named executive officers in September 2025 and are further discussed in the Summary Compensation Table, below.
The amount of Retention Cash Awards to each of the named executive officers who received an award is set forth on the table below:
Name	Retention Cash Award ($)
Andrew J. McLean	$550,000
Bernard McCracken	$263,000
Peter L. Gray	$348,000
Kym Maas	$200,000
2025 Retention PSUs
The Retention PSUs were awarded on April 4, 2025 and were intended to focus the named executive officers on the stability of the Company and the success of the Strategic Alternatives Process. Each Retention PSU represents a contingent right to receive one share of our common stock upon achievement of certain performance criteria related to the Strategic Alternatives Process. The Retention PSUs would vest, if at all, when the performance criteria had been achieved, and expire on termination of the grantee’s business relationship with the Company if the performance criteria has not been achieved. The Retention PSUs are subject to the limitations of the 2017 Stock Plan and are further discussed in the Summary Compensation Table and the Grants of Plan-Based Awards table, below.
The number of Retention PSU shares at target level of performance (which also constitutes threshold and maximum performance) granted to each of the named executive officers is set forth on the table below:
Name	Number of Shares underlying Retention PSU Award at Target Performance*
Andrew J. McLean	55,000
Bernard McCracken	26,300
Peter L. Gray	34,800
Martin Christopher	26,300
Kym Maas	26,300

*
Achievement of performance goals under the Retention PSUs was deemed not probable at the time of grant Based on the $9.51 closing price of the Company stock on the April 4, 2025 grant date, the value of these awards would be $523,050 (Mr. McLean), $250,113 (Mr. McCracken), $330,948 (Mr. Gray), $250,113 (Mr. Christopher), and $250,113 (Ms. Maas), respectively.

In March 2026, the Board approved the vesting of the Retention PSUs with a modified vesting schedule. Pursuant to the vesting schedule approved by the Board, subject to the closing of the Joint Venture Transaction, fifty percent (50%) of such Retention PSU awards will vest upon the closing, twenty-five percent (25%) will vest upon the one-year anniversary of the closing and twenty-five percent (25%) will vest on December 31, 2027, in each case, subject to the named executive officer’s continued employment through the applicable vesting date.
Other Compensation Elements
Perquisites and Other Personal Benefits
We provide our named executive officers with certain limited perquisites and other personal benefits that the Compensation Committee deems reasonable and consistent with our overall compensation program or necessary to achieve certain executive hire and retention objectives. For fiscal year 2025, these perquisites included the opportunity for each named executive officer to receive an annual physical examination at our expense, which is intended to promote proactive management of executive health, and the opportunity to receive the same discounts on Lands’ End merchandise that are extended to all Lands’ End employees.
Retirement Plan
The Lands’ End, Inc. Retirement Plan (the “Retirement Plan”) allows all participants to contribute towards retirement with Roth and pre-tax contributions of up to 75% of eligible compensation, in addition, qualifying participants can make catch-up contributions (all contributions are subject to limits determined by the Internal Revenue Service). We also make matching contributions to the Retirement Plan for qualified employees in an amount equal to 50% of the participant’s first 6% of contributions.
Severance Benefits
We provide severance benefits to our named executive officers pursuant to executive severance agreements each has entered into with Lands’ End. The executive severance agreements help us attract and retain executives in a talent marketplace where severance provisions are commonly offered, while protecting our interests through post-employment non-disclosure, non-solicitation and non-competition restrictions. Under the executive severance agreements, subject to the executive’s execution of a release of claims against the Company and its affiliates, severance benefits are provided for involuntary termination by Lands’ End without “Cause” (as defined in each executive’s agreement) or termination by the executive officer for “Good Reason” (as defined in each executive’s agreement). See “— Potential Payments upon Termination of

Employment” below for additional details on the terms, conditions and benefits received under a qualifying termination under the executive severance agreements.
Awards under an annual or a long-term incentive program are payable to a certain extent in the event of a termination of employment as a result of death or disability during a performance period if certain conditions are met. See “— Potential Payments upon Termination of Employment” below for additional information.
Under the 2017 Stock Plan, following a Change in Control (as defined in the 2017 Stock Plan) involving the Company, any non-vested portion of a participant’s award will vest, with performance awards vesting at target, in the event that either (1) the surviving, continuing, successor, or purchasing entity fails to assume or continue our rights and obligations under such award or fails to provide the participant with a substantially equivalent award, or (2) the participant’s employment is terminated within 18 months following the Change in Control on account of a termination by the Company (or any acquiring entity) for any reason other than Cause or on account of a participant’s resignation for Good Reason (each as defined in the 2017 Stock Plan). This type of treatment of equity following a Change in Control is referred to as a “double trigger” change-in-control provision and is intended to provide the participant with reasonable assurance regarding previously awarded compensation in the event of a Change in Control and subsequent termination of employment.
Our Competitive Pay Practices
The Committee believes that, in order to retain valuable executives and attract qualified candidates, we must offer executive compensation arrangements that include components that are set at levels that candidates would view favorably when considering alternative employment opportunities. In making compensation decisions, we take many factors into account, including competitive considerations; the responsibilities, impact and importance of the individual’s position within the Company; individual performance; the individual’s expected future contributions to the Company; the individual’s historical compensation; the performance of the Company overall; retention risk; experience; internal pay equity; and the effect on our general and administrative expenses. The Committee also takes into account compensation and market data, which data primarily focuses on apparel retail companies and other related industries.
In connection with the actions taken by the Compensation Committee in fiscal year 2025, for the named executive officers, the Compensation Committee reviewed publicly available compensation data of a peer group of companies that was determined with assistance from Frederic W. Cook & Co., Inc. (“FW Cook”), the Compensation Committee’s independent compensation consultant. While the Compensation Committee does not seek to establish any specific element of compensation or total compensation at or within a prescribed range relative to its peer group of companies, it generally considers compensation arrangements to be competitive if they fall within a range of 15% above or below a market median.
The Committee typically reviews the composition of its peer group annually, prior to compensation determinations. The Committee believes that limited year-over-year change allows the Company to use a peer group that provides familiar market information and facilitates managing compensation levels and program design on a multi-year basis.
Following a peer group review that was undertaken in September 2024, and at the recommendation of FW Cook, the Peer Group for fiscal year 2025 remained consistent with the prior peer group used by the Company, other than removal of Chico’s FAS Inc., which was taken private, and Express, Inc. which filed for bankruptcy.
In making its fiscal year 2025 compensation decisions, the Compensation Committee considered compensation data from the 17 peer companies set forth below (the “Peer Group”), comprised primarily of apparel retail companies and those in related industries. In comparing the relative size of the Company to the peer group median, our revenue positioning was near median and the median and market capitalization was at approximately the 25th percentile.

Peer Group
American Eagle Outfitters, Inc.	Duluth Holdings, Inc.
The Buckle, Inc.	G-III Apparel Group, Ltd.
Caleres, Inc.	Genesco Inc.
Carter’s, Inc.	Oxford Industries, Inc.
The Cato Corp.	Shoe Carnival, Inc.
The Children’s Place Retail Stores, Inc.	Tilly’s, Inc.
Citi Trends, Inc.	Urban Outfitters, Inc.
Columbia Sportswear Company	Zumiez, Inc.
Deckers Outdoor Corporation
At our 2025 annual meeting of stockholders, approximately 98% of the votes cast supported our advisory resolution on the compensation of our executive officers named in the proxy statement for the meeting. The Compensation Committee reviewed these results and viewed them as an indicator of stockholder support for the compensation program and did not make any changes to the compensation program design for fiscal year 2025 in response to the stockholder vote outcome.
Stock Ownership Guidelines
As equity compensation is an important part of our compensation philosophy, the Compensation Committee has established stock ownership guidelines, which require our senior executives to accumulate and hold a meaningful level of Lands’ End stock, to establish commonality of interest with stockholders and align with good governance practices. The guidelines provide for the Chief Executive Officer to hold an amount of stock equal in value to four times base salary, Executive Vice President level employees to hold an amount of stock equal in value to two times base salary, and Senior Vice President level employees to hold an amount of stock equal in value to one times base salary. There is no prescribed time frame by which to accumulate the stock, however, until the guideline is met, executives are required to retain 50% of net after-tax shares realized upon the vesting of equity awards. Directly and indirectly beneficially owned shares are counted toward meeting the requirement. Any unvested or unearned restricted stock units and unexercised stock options are not counted toward meeting the requirement.
Compensation Risk Assessment
We conduct an annual compensation risk assessment, and have concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on us or our business. In reaching this determination, we reviewed our compensation plans, the types of awards, the risks associated with the plan designs and opportunity for metric manipulation. Factor mitigating risks identified, included:
•
appropriate target pay philosophy, peer group and market positioning to support business objectives;

•
effective balance in salary and variable compensation, shorter- and longer-term performance focus and use of both cash and equity compensation;

•
effective Compensation Committee oversight and ability to use discretion to reduce incentives earned;

•
appropriate incentive performance/payout curves, with goals that can be attained without taking inappropriate risks of deviating from normal operations or approved strategies;

•
caps on incentive pay opportunities;

•
meaningful stock ownership guidelines;

•
clawback, anti-hedging and anti-pledging policies; and

•
appropriate and market competitive severance provisions.

Clawback Policy and Executive Compensation Recovery Provisions
We have adopted and maintain a Clawback Policy that applies to all employees at the Senior Vice President level and above. Per the policy, erroneously paid incentive-based compensation made to executives on or after October 2, 2023, is subject to recovery by the Company, in the event of an error relating to certain accounting restatements. If there is a restatement, and under the restated results, incentive-based compensation that was previously paid, otherwise would not have been paid (i.e. because performance goals, as restated, were not met), then the excess amounts paid in error are subject to recovery by the Company. In accordance with the policy, Lands’ End may not indemnify or reimburse any clawback amounts, and executives have acknowledged waiver of indemnification rights in connection with any clawback. Our AIP, the Long-Term Incentive Program (as Amended and Restated), the 2014 Stock Plan (as Amended and Restated) and the 2017 Stock Plan also contain executive compensation recovery provisions and permit reimbursement from participating executives, to the extent required by the policy and as permitted by applicable law.
Accounting Treatment and Deductibility of Executive Compensation
In reviewing our compensation programs, the Compensation Committee considers both the accounting treatment and the tax deductibility of compensation. However, in order to attract, retain, and motivate senior executives it is likely that we will pay compensation that is not tax deductible or may create an adverse accounting charge. Our Compensation Committee will continue to structure our compensation program in the best long-term interests of our stockholders, with the accounting treatment and the tax deductibility of compensation being among a variety of considerations taken into account.
Compensation Committee Role in Executive Compensation Decisions
The Compensation Committee is appointed by the Board to fulfill the Board’s responsibilities relating to the compensation of our Chief Executive Officer and our other senior executives reporting to the CEO, and equity awards for other Section 16 officers. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans and our policies and programs as they affect our senior executives. For additional information regarding the role of our Compensation Committee, see “Item 1. Election of Directors — Committees of the Board — Compensation Committee.” In fulfilling its responsibilities, the Compensation Committee may retain compensation consultants to assist in structuring and evaluating executive compensation. The Compensation Committee has the sole authority to retain and terminate all compensation consultants and has the sole authority to approve the consultant’s fees and the terms and conditions of the consultant’s retention. The Compensation Committee also has authority to obtain advice and assistance from internal and external legal, accounting, and other advisors.
Role of Consultants, Advisors, and Management in Executive Compensation Decisions
The Compensation Committee has retained FW Cook as its independent compensation consultant. FW Cook assists the Compensation Committee and works on its behalf on matters related to the Compensation Committee’s purposes and responsibilities as set forth in the Compensation Committee Charter. FW Cook periodically advises the Compensation Committee as to trends in executive compensation and also provides specialized studies or advice as requested with respect to executive compensation issues. In fiscal year 2025, FW Cook provided an update of compensation trends and regulatory developments, analyzed our use of various compensation elements, provided assistance with the review and design of our incentive compensation programs, assessed the competitiveness of our executive compensation levels, provided market data on special transaction related compensation considerations and assisted with the preparation of our public filings with regard to executive compensation. Representatives of FW Cook attend Compensation Committee meetings in person or virtually as requested, and during fiscal year 2025, regularly attended Compensation Committee meetings.
The Compensation Committee assessed the independence of FW Cook, including reviewing information received from FW Cook that addressed factors relevant to SEC and the Nasdaq Stock Market listing rules regarding conflicts of interest and independence and considers FW Cook to be independent under the applicable standards.

The Compensation Committee also received advice and considered the recommendations of Mr. McLean in fiscal year 2025 regarding the forms and the amounts of compensation for our employees, including the other named executive officers, and of Mr. McCracken, Mr. Gray and our Chief Human Resources Officer, regarding our compensation programs generally. No member of management was present during any Compensation Committee deliberations or voting with respect to their specific compensation.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 30, 2026, and in this Proxy Statement.
Compensation Committee
Robert Galvin, Chair
Gordon Hartogensis
Elizabeth Leykum
Josephine Linden
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, none of the members of the Compensation Committee was or is a current or former officer or employee of the Company. No executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any company that employed or employs any member of the Compensation Committee or any entity that has or has had one or more executive officers who served on our Board during fiscal year 2025.
Summary Compensation Table
The following table sets forth information concerning the total compensation paid to our principal executive officer and our principal financial officer during fiscal year 2025 and our other executive officers for fiscal year 2025 who were executive officers at the end of the fiscal year (collectively, the “named executive officers”). Fiscal year 2023 included 53 weeks, and accordingly all figures reflect amounts that are slightly higher than would have been the case in a 52-week year, on which basis “annual” compensation is determined. Total compensation for the 2023 and 2024 fiscal years is provided only if such person was a named executive officer in those years.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)(d)	Total ($)
Andrew J. McLean Chief Executive Officer(e)	2025	$1,100,000	$550,000	$2,841,491		$1,416,250	$7,039	$5,914,780
	2024	$1,050,000	—	$2,385,404		$735,000	$11,562	$4,181,966
	2023	$1,070,192	—	$2,697,031	—	$834,750	$26,687	$4,628,661
Bernard McCracken Chief Financial Officer(e)	2025	$525,000	$263,000	$1,042,453	—	$405,563	$8,231	$2,244,247
	2024	$525,000	—	$546,648	—	$275,625	$11,462	$1,378,735
	2023	$529,122	—	$169,748	—	$309,536	$9,088	$1,017,494
Peter L. Gray President, Lands’ End Licensing, Chief Administrative Officer and General Counsel(e)	2025	$695,250	$348,000	$718,380	—	$537,081	$7,746	$2,306,457
	2024	$689,409	—	$702,818	—	$361,939	$11,199	$1,765,365
	2023	$687,981	—	$794,650	—	$402,468	$20,657	$1,905,756
Martin Christopher Executive Vice President, Chief Technology Officer(e)	2025	$525,000	—	$542,453	—	$405,563	$7,683	$1,480,699
	2024	$525,000	—	$546,648	—	$275,625	—	$1,347,273
Kym Maas President, Lands’ End Consumer and Chief Creative Officer(e)	2025	$515,385	$200,000	$542,453	—	$398,135	$7,919	$1,663,892

(a)
Fiscal year 2025 bonus amounts represent Retention Cash Awards paid to the named executive officer in September 2025.

(b)
The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the equity awards, computed in accordance with ASC 718, and not the actual amounts that might be paid to or realized by the named executive officers. The vesting of options awards and restricted stock units is discussed in the footnotes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at 2025 Fiscal Year End” tables below. For the 2025 restricted stock units, fair value for the time-based awards and performance-based awards with financial performance criteria (“Financial PSUs”) is based on the closing price of our common stock on the grant date, March 24, 2025 ($11.21), and fair value for the performance-based awards with stock price performance criteria (“Stock Price PSUs”) is calculated at the target payout level as of the grant date and a grant date fair value of $7.81 per share (the award date closing price as adjusted to reflect the estimated value of the Stock Price PSUs; calculated using a Monte Carlo simulation, described in Note 5. Stock-Based Compensation in our Annual Report on Form 10-K for the fiscal year ended January 30, 2026). For the performance-based restricted stock units with Strategic Alternatives Process criteria (“Retention PSUs”), the achievement of performance goals was improbable at the time of grant (April 4, 2025) and, therefore, we have not recognized any related expense during 2025 and there is no value included for these awards in the Summary Compensation Table. Based on the $9.51 closing price of the Company stock on the April 4, 2025, grant date, the value of these awards (at target and maximum, which are the same) would be $523,050 (Mr. McLean), $250,113 (Mr. McCracken), $330,948 (Mr. Gray), $250,113 (Mr. Christopher), and $250,113 (Ms. Maas), respectively. See “— Prior Performance-Based Awards Maturing in Fiscal Year 2025 in Compensation Discussion and Analysis above, and “— Grants of Plan-Based Awards” below, for additional information regarding the Retention PSUs. For fiscal year 2023, the stock awards consisted of an equal number of time-based restricted stock units and performance-based restricted stock units. For fiscal year 2024 and 2025 the stock awards consisted of 40% time-based restricted stock units, 40% Financial PSUs and 20% Stock Price PSUs (such percentages computed based on the closing price on the date of grant). For the 2025 Financial PSUs, the maximum grant date potential values are as follows: Mr. McLean, $3,833,993; Mr. McCracken, $731,925; Mr. Gray, $969,305; Mr. Christopher, $731,925; and Ms. Maas, $731,925. The fiscal year 2025 Stock Price PSU target grant date potential value is the same as their maximum grant date potential value.

(c)
Fiscal year 2025, 2024 and 2023 amounts each represent incentive payment earned pursuant to our Annual Incentive Plan.

(d)
Fiscal year 2025 amounts consist of 401(k) match for all named executive officers.

(e)
Officer titles listed are as of 2025 fiscal year end. Ms. Maas became an executive officer in May 2025, and has served as President, Lands’ End Consumer and Chief Creative Officer since November 2025 and as Chief Creative Officer since March 2025.

Grants of Plan-Based Awards
The following table sets forth the awards granted to our named executive officers in fiscal year 2025 under our incentive plans.
Name	Plan or Award	Grant Date for Equity- Based Award	Approval Date for Equity- Based Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity- Incentive Plan Awards(f)(g)			All Other Stock Awards: Number of Shares of Stock or Units (#)(g)(h)	Grant Date Fair Value of Stock and Options Awards ($)(i)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew J. McLean	(a)			$687,500	$1,375,000	$2,750,000
	(b)	3/24/2025	3/6/2025				53,970	107,939	183,092		$1,209,996
	(c)	3/24/2025	3/6/2025				17,810	53,969	53,969		$421,498
	(d)	3/24/2025	3/6/2025							107,939	$1,209,996
	(e)	4/4/2025	4/2/2025					55,000			—
Bernard McCracken	(a)			$196,875	$393,750	$787,500
	(b)	3/24/2025	3/6/2025				10,303	20,606	41,212		$230,993
	(c)	3/24/2025	3/6/2025				3,400	10,303	10,303		$80,466
	(d)	3/24/2025	3/6/2025							65,209	$730,993
	(e)	4/4/2025	4/2/2025					26,300			—
Peter L. Gray	(a)			$260,719	$521,437	$1,042,875
	(b)	3/24/2025	3/6/2025				13,645	27,289	54,578		$305,910
	(c)	3/24/2025	3/6/2025				4,503	13,644	13,644		$106,560
	(d)	3/24/2025	3/6/2025							27,289	$305,910
	(e)	4/4/2025	4/2/2025					34,800			—
Martin Christopher	(a)			$196,875	$393,750	$787,500
	(b)	3/24/2025	3/6/2025				10,303	20,606	41,212		$230,993
	(c)	3/24/2025	3/6/2025				3,400	10,303	10,303		$80,466
	(d)	3/24/2025	3/6/2025							20,606	$230,993
	(e)	4/4/2025	4/2/2025					26,300			—
Kym Maas	(a)			$193,269	$386,538	$773,077
	(b)	3/24/2025	3/6/2025				10,303	20,606	41,212		$230,993
	(c)	3/24/2025	3/6/2025				3,400	10,303	10,303		$80,466
	(d)	3/24/2025	3/6/2025							20,606	$230,993
	(e)	4/4/2025	4/2/2025					26,300			—

(a)
Awards under our Annual Incentive Plan, which provided for 50% payout for reaching the threshold, 100% payout for reaching the target and 200% at maximum. Performance yielded a payout at 103% of target and actual cash amounts earned under the plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “Compensation Discussion and Analysis” for further discussion of the plan design and performance criteria.

(b)
Award of performance-based restricted stock units under the 2017 Stock Plan with financial performance criteria (“Financial PSUs”).

(c)
Award of performance-based restricted stock units under the 2017 Stock Plan with stock price performance criteria (“Stock Price PSUs”).

(d)
Awards of time-based restricted stock units under the 2017 Stock Plan.

(e)
Award of performance-based restricted stock units under the 2017 Stock Plan with Strategic Alternatives Process criteria (“Retention PSUs”).

(f)
The amounts shown reflect number of Financial PSUs, Stock Price PSUs and Retention PSUs which may vest following the conclusion of the applicable performance period, based on the satisfaction of performance criteria established by the Compensation Committee and the recipient maintaining a continuous business relationship with the Company throughout the performance period and on the payment date. For Financial PSUs the threshold achievement represents 50% of target, and maximum achievement represents 200% of target. For Stock Price PSUs the threshold achievement represents 33% of target, and maximum achievement equals 100% of target. For Retention PSUs the threshold achievement represents 100% of target, and maximum achievement equals 100% of target, as there is no provision for partial payment or overperformance. Financial PSU, Stock Price PSU or Retention PSU performance below the threshold level results in the restricted stock units expiring with no vesting. The restricted stock units may also vest, to a certain extent, under certain circumstances. See “Potential Payments Upon Termination of Employment” below. See “Compensation Discussion and Analysis” for further discussion of the performance-based restricted stock units and performance criteria.

(g)
Issuances pursuant to each award are subject to the terms of the 2017 Stock Plan, including the per participant limit set forth in Section 7.1(b) of the Plan.

(h)
Restricted stock units vest as to 25%, 25% and 50% on each of the first, second and third anniversaries of the date of grant, provided that the executive maintains a continuous business relationship on each such date, and may also vest, to a certain extent, under certain circumstances. See “— Potential Payments upon Termination of Employment” below.

(i)
The Grant Date Value of Stock Awards represents the aggregate grant date fair value of the equity awards, computed in accordance with ASC 718, and not the actual amounts that might be paid to or realized by the named executive officers. The grant date fair value for each restricted stock unit and each Financial PSU is the closing price of our common stock on the date of grant ($11.21); and the grant date fair value for the Stock Price PSUs is $7.81 per share (the award date closing price as adjusted to reflect the estimated value of the Stock Price PSUs; calculated using a Monte Carlo simulation, described in Note 5. Stock-Based Compensation in our Annual Report on Form 10-K for the fiscal year ended January 30, 2026). For Retention PSUs the achievement of performance goals was deemed not probable at the time of grant and therefore such PSUs had no grant date fair value. Based on the $9.51 closing price of the Company stock on the April 4, 2025, grant date, the value of these awards (at target and maximum, which are the same) would be $523,050 (Mr. McLean), $250,113 (Mr. McCracken), $330,948 (Mr. Gray), $250,113 (Mr. Christopher), and $250,113 (Ms. Maas), respectively. For Financial PSUs and Stock Price PSUs, target level is used to compute value.

Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth information regarding the outstanding equity awards held by the named executive officers as of January 30, 2026, the last trading day of fiscal year 2025.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Andrew J. McLean	84,040	—	$10.81	11/1/2032	73,770	$1,310,155	73,770(d)	$1,310,155
					66,843	$1,187,132	44,562(e)	$791,421
					107,939	$1,916,997	14,705(f)	$261,161
							53,969(g)	$958,489
							17,809(h)	$316,288
							55,000(i)	$976,800
Bernard McCracken	—	—	—	—	4,643	$82,460	4,643(d)	$82,460
					15,318	$272,048	10,212(e)	$181,365
					65,209	$1,158,112	3,369(f)	$59,833
							10,303(g)	$182,981
							3,399(h)	$60,366
							26,300(i)	$467,088
Peter L. Gray	49,017	—	$22.00	5/8/2027	21,736	$386,031	21,736(d)	$386,022
					19,695	$349,783	13,129(e)	$233,171
					27,289	$484,653	4,332(f)	$76,936
							13,644(g)	$242,317
							4,502(h)	$79,956
							34,800(i)	$618,048
Martin Christopher	—	—	—	—	15,318	$272,048	10,212(e)	$181,365
					20,606	$365,963	3,369(f)	$59,833
							10,303(g)	$182,981
							3,399(h)	$60,366
							26,300(i)	$467,088
Kym Maas	—	—	—	—	11,124	$197,562	11,124(d)	$197,562
					11,273	$200,208	10,303(g)	$182,981
					20,606	$365,963	3,399(h)	$60,366
							26,300(i)	$467,088

(a)
Mr. McLean’s and Mr. Gray’s stock options are fully vested.

(b)
These time-based RSUs will vest as follows, subject in each case to the satisfaction of vesting conditions, including maintaining a continuous business relationship with the Company:

	3/24/2026	4/1/2026	6/14/2026	3/24/2027	4/1/2027	3/24/2028	TOTAL
Andrew J. McLean
6/14/2023 Grant:			73,770				73,770
4/1/2024 Grant:		22,281			44,562		66,843
3/24/2025 Grant:	26,984			26,985		53,970	107,939
Bernard McCracken
6/14/2023 Grant:			4,643				4,643
4/1/2024 Grant:		5,106			10,212		15,318
3/24/2025 Grant:	16,302			16,302		32,605	65,209
Peter L. Gray
6/14/2023 Grant:			21,736				21,736
4/1/2024 Grant:		6,565			13,130		19,695
3/24/2025 Grant:	6,822			6,822		13,645	27,289
Martin Christopher
4/1/2024 Grant:		5,106			10,212		15,318
3/24/2025 Grant:	5,151			5,152		10,303	20,606
Kym Maas
6/14/2023 Grant:			11,124				11,124
4/1/2024 Grant:		3,758			7,515		11,273
3/24/2025 Grant:	5,151			5,152		10,303	20,606

(c)
Based on a January 30, 2026 closing price of $17.76 per share.

(d)
These Financial PSUs (shown at threshold level of performance) vest based on achievement of fiscal year 2023 through fiscal year 2025 financial performance goals. Of the target number of these Financial PSUs (referred to elsewhere in this Proxy Statement as the 2023 PSU Awards) 53% vested based on Company financial performance from fiscal year 2023 through fiscal year 2025, upon and subject to certification of performance measures by the Compensation Committee on March 5, 2026. Accordingly, the number of shares issued to each of the named executive officers was as follows:

Name	Number of Shares Issued Upon Vesting of 2023 PSU Awards
Andrew J. McLean	78,196
Bernard McCracken	4,921
Peter L. Gray	23,039
Martin Christopher	—
Kym Maas	11,791
See Prior Performance-Based Awards Maturing in Fiscal Year 2025 – 2023 PSU Awards.
(e)
These Financial PSUs (shown at threshold level of performance) vest based on achievement of fiscal year 2024 through fiscal year 2026 financial performance goals.

(f)
These Stock Price PSUs (shown at threshold level of performance) vest based on achievement of certain stock price performance between the date of grant and the conclusion of fiscal 2026.

(g)
These Financial PSUs (shown at threshold level of performance) vest based on achievement of fiscal year 2025 through fiscal year 2027 financial performance goals.

(h)
These Stock Price PSUs (shown at threshold level of performance) vest based on achievement of certain stock price performance between the date of grant and the conclusion of fiscal 2027.

(i)
These Retention PSUs (shown at threshold level of performance, which is equivalent to target or maximum performance) vest based on achievement of Strategic Alternatives Process related criteria.

Option Exercises and Stock Vested
Option awards
The following table provides information for each of our named executive officers regarding exercise of stock option awards during fiscal year 2025.
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)(b)
Andrew McLean	84,041	$699,094
Bernard McCracken	—	—
Peter L. Gray	—	—
Martin Christopher	—	—
Kym Maas	—	—

(a)
On January 26, 2026, Mr. McLean exercised 84,041 shares of stock options on a net exercise basis: (i) 42,020 at a fair market value of $17.543 per share with 31,350 shares forfeited to satisfy the payment of the exercise price and tax withholding in connection with the exercise; and (ii) 42,021 at a fair market value of $20 per share with 28,892 shares forfeited to satisfy the payment of the exercise price and tax withholding in connection with the exercise; Mr. McLean received 23,799 shares net of exercise price and tax withholding.

(b)
Represents the difference between the market price of the underlying securities at exercise and the exercise price of the options.

Stock awards
The following table provides information for each of our named executive officers regarding vesting of RSU awards during fiscal year 2025.
Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Andrew McLean	116,983	$1,407,123
Bernard McCracken	9,292	$94,779
Peter L. Gray	25,289	$252,464
Martin Christopher	5,106	$53,460
Kym Maas	9,319	$88,615

(a)
The numbers shown include RSUs withheld by the Company to satisfy tax obligations associated with vesting and reflects the vesting of time-based restricted stock unit awarded in 2021, 2022 and 2023.

(b)
Represents the fair market value of the shares of stock based on closing price on the vesting date.

(c)
Totals do not reflect the vesting of the 2023 PSU Awards, in connection with Company performance from fiscal year 2023 through fiscal year 2025. Vesting of these shares occurred upon certification of satisfaction of the performance measures by the Compensation Committee on March 5, 2026 and resulted in the share issuances and value realized on the vesting date, based on closing price on the vesting date, as follows:
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew McLean	78,196	$1,269,903
Bernard McCracken	4,921	$79,917
Peter L. Gray	23,039	$374,153
Martin Christopher	0	$0
Kym Maas	11,791	$191,486
Employment Arrangements
Certain components of the compensation paid to our named executive officers reflected in the Summary Compensation Table and the Grants of Plan-Based Awards table are based on our named executive officers’ employment letters or arrangements that provide for their employment with Lands’ End. Set forth below are summary descriptions of the key terms of compensation for each named executive officer relating to their compensation in fiscal year 2025. For a discussion of the severance payments and other benefits payable in connection with a qualifying termination of employment under each named executive officer’s executive severance agreement, see “— Potential Payments upon Termination of Employment” below and also “Compensation Discussion and Analysis” above.
Andrew J. McLean
Mr. McLean’s employment arrangements with the Company provide him with the following compensation (which reflect increases to base salary, bonus opportunity and long-term incentive opportunity approved by the Compensation Committee in January 2025): (1) a minimum annual base salary of $1,100,000; (2) an annual target bonus opportunity under the AIP equal to 125% of his annual base salary; (3) an annual target long-term incentive award opportunity equal to 275% of his base salary; (4) a sign-on grant of 115,633 restricted stock units which was fully vested as of November 1, 2025 and a sign-on grant of options to purchase 168,081 shares of Company common stock with an exercise price equal to $10.81 per share, the closing price of a share of Company common stock on the grant date (and Mr. McLean’s start date), November 1, 2022 which was fully vested as of November 1, 2025 and partially exercised January 26, 2026 (see “Option Exercises and Stock Vested” above).
Bernard McCracken
Mr. McCracken’s employment arrangements with the Company provide him with the following compensation: (1) an annual base salary of $525,000; (2) a target bonus opportunity under the AIP equal to 75% of his annual base salary; and (3) a target long-term incentive opportunity of 110% of his annual base salary. In addition to his 2025 long-term incentive awards, Mr. McCracken also received a Time-Based RSUs with a grant date fair value of $500,000 (based on closing price) in March 2025, in recognition for his performance as Chief Financial Officer since his appointment in September 2023.
Peter L. Gray
Mr. Gray’s employment arrangements with the Company provide him with the following compensation: (1) an annual base salary of $695,250; (2) a target bonus opportunity under the AIP equal to 75% of his annual base salary; and (3) a target long-term incentive opportunity of 110% of his annual base salary.
Martin Christopher
Mr. Christopher’s employment arrangements with the Company provide him with the following compensation: (1) an annual base salary of $525,000, (2) a target bonus opportunity under the AIP equal to 75% of his annual base salary; and (3) a target long-term incentive opportunity of 110% of his annual base salary.

Kym Maas
Ms. Maas’s employment arrangements with the Company provide her with the following compensation: (1) an annual base salary of $525,000, (2) a target bonus opportunity under the AIP equal to 75% of her annual base salary; and (3) a target long-term incentive opportunity of 110% of her annual base salary.
Potential Payments upon Termination of Employment
As described under “— Compensation Discussion and Analysis — Other Compensation Elements —  Severance Benefits” above, the Company is party to severance agreements with each of the named executive officers. The following is a discussion of the potential compensation and benefits that the named executive officers would be entitled to upon termination of employment.
For purposes of the severance agreements (except as noted) the following definitions apply:
Good Reason:
A termination by the executive officer is for “Good Reason” generally if it results from (1) a reduction of more than 10% in the sum of the executive officer’s annual base salary and target AIP award; (2) an executive officer’s mandatory relocation to an office more than 50 miles from the primary location at which the executive officer is required to perform their duties; or (3) any action or inaction that constitutes a material breach under the severance agreement, including the failure of a successor company to assume or fulfill the obligations under the severance agreement. Under Mr. McLean’s, Mr. McCracken’s and Mr. Gray’s agreements, material diminution in their duties also constitutes a Good Reason, and under Mr. McLean’s agreement, a Good Reason further includes (i) no longer being the principal executive officer of the Company and (ii) if at any time that ESL Investments, Inc. and its affiliate entities beneficially own more than twenty percent (20%) of our shares entitled to vote for directors, and they, in whole or in part, vote against Mr. McLean’s reelection to the Board while he is serving as the Chief Executive Officer of the Company.
Cause:
“Cause” generally is defined as (1) a material breach by the executive officer, other than due to incapacity due to a disability, of the executive officer’s duties and responsibilities which breach is demonstrably willful and deliberate on the executive officer’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company (or its affiliates) and such breach is not remedied by the executive officer in a reasonable period of time after receipt of written notice from the Company specifying such breach; (2) the commission by the executive officer of a felony (in certain cases defined as a felony involving moral turpitude); or (3) dishonesty or willful misconduct in connection with the executive officer’s employment.
Severance Benefits upon Termination without Cause or for Good Reason
Subject to their execution of a release of claims against the Company and its affiliates, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, the executive will be entitled to receive, subject to the terms of the applicable agreement, the following: Mr. McLean is entitled to a payment equal to two times the sum of his base salary plus his average bonus paid for the most recent prior two completed fiscal years (“Average Bonus”), paid in installments over 24 months; Mr. McCracken and Mr. Gray are each entitled to a payment equal to their base salary plus Average Bonus payable over 12 months; and Ms. Maas and Mr. Christopher are each entitled to received 12 months of base salary. In the event the termination occurs in contemplation of or within two years after a Change in Control of the Company, Mr. McLean’s severance payment is increased to two and one half times the sum of his base salary plus Average Bonus, paid in installments over 30 months, and Mr. McCracken and Mr. Gray are entitled to receive an amount equal to two times the sum of their base salary plus Average Bonus over a period of 24 months. For Mr. McLean, Mr. McCracken and Mr. Gray, Average Bonus in the event of a Change in Control shall mean the higher of target bonus or the average bonus paid for the most recent prior two completed fiscal years. If termination of employment occurs during the last six months of the applicable fiscal year, Mr. McLean, Mr. McCracken and Mr. Gray are also entitled to a pro-rata bonus for that fiscal year, based on actual performance.

Mr. McLean, Mr. McCracken and Mr. Gray are each entitled to continued health insurance coverage for up to the same period of time as severance is paid. The named executive officers are entitled to receive continuation of the active medical and dental coverage that the named executive officer was eligible to participate in prior to the end of employment during the salary continuation period (other than under Mr. Christopher’s agreement, where he is reimbursed for a portion of COBRA amounts), provided that if the executive becomes eligible to participate in another medical or dental benefit plan through another employer or spousal plan during such period, the executive will be required to pay the full premium applicable to continuation coverage under COBRA.
The named executive officers also are entitled to reasonable outplacement services, mutually agreed to by the Company and the named executive officer, for a period of up to 12 months or until subsequent employment is obtained, whichever occurs first.
Per their severance agreements, the named executive officers are entitled to a lump sum payment of unused vacation pay benefits granted to the named executive officer prior to their termination date.
Other Terms of Severance Agreements
The named executive officers will not be entitled to a severance payment under the severance agreements in the event of termination for Cause or voluntary termination.
Under the severance agreements, the named executive officers agree to, and payments under the agreements are subject to, non-disclosure of confidential information (two years), non-disparagement (two years) and non-solicitation (18 months). The named executive officer severance agreements also contain non-compete agreements, where permissible under applicable state law and subject to waiver by the Company; the non-compete period is generally 12 months, but in the case of Mr. McLean, Mr. McCracken and Mr. Gray, the non-compete period is 24 months if a qualifying termination occurs in contemplation of, or within two years after, a change in control of the Company; provided, however, that if their non-competition covenant remains in effect for 24 months, they may elect to compete following the 12 month anniversary of termination date if they waive their right to the balance of any cash severance payments.
The severance agreements do not provide for payments to the participating named executive officers upon termination of employment due to death, disability or retirement. Our incentive programs and/or award agreements thereunder provide for eligibility to receive payments or vesting of awards upon the death or disability of named executive officers (and in certain cases, upon termination of employment by the Company without Cause or by the executive for Good Reason) as provided below.
Named executive officers are not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company.
Payments Pursuant to Incentive Compensation Programs
As described under “— Compensation, Discussion and Analysis” above, the Company provides annual and long-term incentive awards to our named executive officers. Payments under these programs for termination of employment are treated as described below.
Annual Incentive Plan.   Generally, if a participant in the AIP voluntarily terminates employment (for any reason other than disability) or is involuntarily terminated for any reason (other than death) prior to the payment date for an AIP award, he or she will forfeit their AIP award. In the event of death or disability, the named executive officer will be entitled to a pro rata payment through the termination date if the financial criteria under the AIP are satisfied. In the case of each of Mr. McLean, Mr. McCracken and Mr. Gray, per each individual’s Executive Severance Agreement, in the event his employment is terminated without Cause or he terminates his employment for Good Reason, within the last six months of a fiscal year, he will be entitled to a pro rata bonus that would otherwise be payable under the AIP for such fiscal year based on actual results for the fiscal year.
Performance Cash Awards.   If any named executive officer voluntarily terminated employment (for any reason other than disability) or was involuntary terminated for any reason (other than death), he or she would forfeit any performance cash awards, which were made pursuant to the Company’s Long-Term

Incentive Program (as Amended and Restated) (the “LTIP”), except as otherwise specifically agreed with the individual, or prohibited by law. Under the LTIP, in the event of death or disability, he or she would be entitled to a pro rata payment through the termination date if performance under the award, as of the termination date, equaled or exceeded the applicable performance targets and the named executive officer was a participant in the LTIP for at least 12 months of the performance period.
2017 Stock Plan Awards.   Generally, if any named executive officer voluntarily terminates employment (for any reason other than disability) or is involuntary terminated for any reason (other than death) he or she will forfeit any unvested awards made under the 2017 Stock Plan. Following the 12-month anniversary of the grant date of their award, if any named executive officer’s employment is terminated because of (1) death, the unvested portion of their award will vest on a pro rata basis through the date of death, payable in cash to their estate, or (2) disability, the unvested portion of their award will vest on a pro rata basis through the date of termination.
Change in Control Provisions of the 2017 Stock Plan.   The 2017 Stock Plan, which governs the equity awards discussed above, provides that, except to the extent specified in the applicable award agreement, upon a change in control involving the Company, any non-vested portion of a named executive officer’s award will fully vest in the event that either (1) the surviving, continuing, successor, or purchasing entity fails to assume or continue our rights and obligations under such award or fails to provide the participant with a substantially equivalent award, or (2) the participant’s employment is terminated within 18 months following the change in control on account of a termination by the Company (or any acquiring entity) for any reason other than Cause or on account of a named executive officer’s resignation for Good Reason.
Potential Payments upon Termination of Employment
The table below summarizes the potential payouts to the named executive officers in the event of certain termination events. The amounts shown in the following table assume that the termination of employment occurred on January 30, 2026. The actual amounts that would be paid to the named executive officers can only be determined at the time of such executive’s separation.

	Severance Pay(a)	Bonus Payment(b)	Continuation Medical/ Welfare Benefits(c)	Vacation(d)	Outplacement	Accelerated Vesting(e)	Total
Andrew McLean
Termination for Good Reason	$4,351,250	$1,375,000	$45,678	$84,615	$7,725	—	$5,864,268
Termination without Cause	$4,351,250	$1,375,000	$45,678	$84,615	$7,725	—	$5,864,268
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	$1,375,000	—	—	—	$5,522,348	$6,897,348
Retirement	—	—	—	—	—	—	—
Termination due to Death	—	$1,375,000	—	—	—	$5,522,348	$6,897,348
Termination after Change in Control	$6,187,500	$1,375,000	$57,097	$84,615	$7,725	$13,261,143	$20,973,080
Bernard McCracken
Termination for Good Reason	$865,594	$393,750	$15,026	$40,385	$7,725	—	$1,322,480
Termination without Cause	$865,594	$393,750	$15,026	$40,385	$7,725	—	$1,322,480
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	$393,750	—	—	—	$692,711	$1,086,461
Retirement	—	—	—	—	—	—	—
Termination due to Death	—	$393,750	—	—	—	$692,711	$1,086,461
Termination after Change in Control	$1,837,500	$393,750	$30,053	$40,385	$7,725	$3,237,666	$5,547,079
Peter L. Gray
Termination for Good Reason	$1,144,760	$521,438	$22,839	$53,481	$7,725	—	$1,750,243
Termination without Cause	$1,144,760	$521,438	$22,839	$53,481	$7,725	—	$1,750,243
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	$521,438	—	—	—	$1,627,065	$2,148,503
Retirement	—	—	—	—	—	—	—
Termination due to Death	—	$521,438	—	—	—	$1,627,065	$2,148,503
Termination after Change in Control	$2,433,375	$521,438	$45,678	$53,481	$7,725	$4,037,061	$7,098,758
Martin Christopher
Termination for Good Reason	$525,000		$14,067	$40,385	$7,725	—	$587,177
Termination without Cause	$525,000		$14,067	$40,385	$7,725	—	$587,177
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	$393,750	—	—	—	$475,844	$869,594
Retirement	—	—	—	—	—	—	—
Termination due to Death	—	$393,750	—	—	—	$475,844	$869,594
Termination after Change in Control	$525,000		$14,067	$40,385	$7,725	$2,198,137	$2,785,314
Kym Maas
Termination for Good Reason	$525,000		$21,897	$40,385	$7,725	—	$595,007
Termination without Cause	$525,000		$21,897	$40,385	$7,725	—	$595,007
Termination with Cause	—	—	—	—	—	—	—
Voluntary Termination	—	—	—	—	—	—	—
Termination due to Disability	—	$393,750	—	—	—	$772,892	$1,166,642
Retirement	—	—	—	—	—	—	—
Termination due to Death	—	$393,750	—	—	—	$772,892	$1,166,642
Termination after Change in Control	$525,000		$21,897	$40,385	$7,725	$2,429,890	$3,024,897

(a)
These amounts represent salary continuation and bonus payments (as applicable).

(b)
Represents pro rata bonus, assuming full payment and termination at conclusion of performance period.

(c)
Where applicable, these amounts represent the continuation of the health and welfare benefits in which each named executive officer was enrolled on January 30, 2026, assuming that the officer continues to participate in these plans for the duration of the severance period.

(d)
Assumes executive has not used any vacation time during year and represents maximum payout.

(e)
The amounts shown are based on the value of $17.76 per share, the closing price of our common stock on January 30, 2026. The amounts shown represent the acceleration of equity awards outstanding on January 30, 2026 in accordance with applicable agreements or compensation plans, and cash awards to Ms. Maas, which accelerate upon Change in Control upon substantially the same terms as the equity awards. For Termination after Change in Control this also assumes the named executive officer’s employment was terminated by the Company (or any acquiring entity) on January 30, 2026, within 18 months following a “Change in Control” (as defined in the 2017 Stock Plan) for any reason other than Cause or on account of the officer’s resignation for Good Reason.

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than the then Chief Executive Officer) and the annual total compensation of our Chief Executive Officer during fiscal year 2025:
For fiscal year 2025:
•
the median of the annual total compensation of our employees (as defined above) was $32,694;

•
the median employee was a US-based full-time employee whose total compensation includes base wages, a discretionary bonus, and a 401(k) matching payment; and

•
the total annual compensation of the Chief Executive Officer for purposes of determining the Chief Executive Officer pay ratio was $5,914,780;

•
Mr. McLean’s total annual compensation includes his base wages, stock awards, non-equity incentive plan compensation, and other compensation, as shown on the Summary Compensation Table.

Based on this information, for fiscal year 2025, the ratio of the annual total compensation of our Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 181 to 1.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•
We determined that, as of January 31, 2026, our employee population for purposes of determining our median employee consisted of 3,783 individuals globally:

•
3,562 employees in the United States, and

•
221 employees in the United Kingdom.

•
In determining our employee population as of such date, we excluded less than 5% of our total global workforce (104 employees, comprised of 11 employees in Hong Kong, 93 employees in Germany) from the identification of the “median employee,” as permitted by the de minimis exemption under SEC rules.

•
Though under SEC rules we may have used the same median employee identified in our last Proxy Statement, we identified a new median employee for fiscal year 2025.

•
We selected January 31, 2026, as the date upon which we would identify the “median employee” because it was within the last three months of our fiscal year and because the disparate impact of seasonal employees on this determination would be minimized.

To identify the “median employee” from our employee population, we collected all taxable compensation, including base wages, overtime and any other compensation paid during fiscal year 2025. The Chief Executive Officer is excluded from the employee population for purposes of determining the median employee.
Pay Versus Performance
The following table shows the total compensation for our named executive officers for the past five fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” to our Principal Executive Officer (PEO) and, on an average basis, our other named executive officers (in each case, as determined under SEC rules), our Total Shareholder Return (TSR), the TSR of the S&P 600 Apparel Retail Index over the same period, our net income, and our financial performance measure for compensatory purposes, Adjusted EBITDA.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, the Compensation Committee has not used compensation actually paid (CAP) as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. Please refer to our Compensation Discussion and Analysis above for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.
Pay Versus Performance Table
Fiscal Year(1) (a)	Summary Compensation Table Total for PEO(2) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(3) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (In Thousands) (h)	Adjusted EBITDA(5) (In Thousands) (i)
					Total Shareholder Return(4) (f)	Peer Group Total Shareholder Return(4) (g)
2025	$5,914,780	$8,949,829	$1,923,824	$2,554,349	$64.32	$272.66	$5,508	$102,278
2024	$4,181,966	$6,042,489	$1,441,844	$1,617,869	$45.09	$217.68	$6,233	$92,599
2023	$4,628,661	$4,516,435	$1,319,686	$1,150,570	$33.65	$176.13	$(130,684)	$84,301
2022	$4,278,798	$128,735	$1,765,652	$769,839	$32.63	$122.66	$(12,530)	$70,497
2021	$5,443,598	$3,489,364	$1,954,809	$1,443,938	$65.66	$129.51	$33,369	$120,882

(1)
Mr. McLean served as Principal Executive Officer (PEO) the entirety of fiscal years 2023, 2024 and 2025. Jerome Griffith served as Principal Executive Officer (PEO) the entirety of fiscal year 2021 and 2022, and our other named executive officers for the applicable fiscal years were as follows: 2021: James Gooch, Mr. Gray, Sarah Rasmusen and Chieh Tsai; 2022: Mr. Gooch, Mr. McLean, Mr. Gray, Ms. Rasmusen and Ms. Tsai; 2023: Mr. McCracken, Mr. Gray, Angela Rieger and Ms. Rasmusen; 2024: Mr. McCracken, Mr. Gray, Martin Christopher and Ms. Rieger; and 2025: Mr. McCracken, Mr. Gray, Mr. Christopher and Kym Maas.

(2)
Amounts reported in this column represent (i) for PEO, the total compensation reported in the Summary Compensation Table for the applicable year for Mr. McLean or Mr. Griffith as applicable, and (ii) for Non-PEOs, the average of the total compensation reported in the Summary Compensation Table for our other named executive officers reported for the applicable year.

(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. “Compensation actually paid” does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules. In general, “compensation actually paid” is calculated as Summary Compensation Table total compensation, adjusted to include the fair market value of equity awards as of the last day of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). The named executive officers do not participate in a defined benefit plan so no adjustment for pension benefits is included. Similarly, no adjustment is made for dividends, as dividends have not been paid. The valuation assumptions and processes used to recalculate fair values did not materially differ from those disclosed at the time of grant. The following tables detail the adjustments:

	FY2025
	PEO Compensation	Non-PEO Named Executive Officer Compensation (Averages)
Total Compensation as reported in the Summary Compensation Table	$5,914,780	$1,923,824
(Deduct): Fair value of equity compensation granted during the covered fiscal year as reported in the Summary Compensation Table	$(2,841,491)	$(711,435)
Add: Fair value at year end of equity compensation granted in the covered fiscal year that was outstanding and unvested at the covered fiscal year end	$5,138,192	$1,258,471
Add or (Deduct): The change in fair value of any awards granted in prior years that were outstanding and unvested as of the end of the covered fiscal year	$553,037	$113,690
Add: Fair value as of the vesting date of awards granted and vested during the covered fiscal year	$0	$0
Add or (Deduct): For awards granted in prior years for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, the change in the fair value from the end of the prior fiscal year to the vesting date	$185,312	$(30,202)
Deduct: For awards granted in prior years that failed to meet the applicable vesting conditions during the covered fiscal year (i.e., were forfeited), the amount equal to the fair value at the end of the prior fiscal year	$0	$0
Compensation Actually Paid to PEO / non-PEO Named Executive Officers	$8,949,829	$2,554,349

(4)
TSR is determined based on the value of an initial fixed investment of $100. The TSR peer group consists of the S&P 600 Apparel Retail Index.

(5)
The Company’s most important financial performance measure is Adjusted EBITDA. Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”); a reconciliation of Adjusted EBITDA to Net (loss) income is shown in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Net Income (Loss) and Adjusted EBITDA in our Annual Report on Form 10-K for fiscal years 2021, 2022, 2023, 2024 and 2025.

Relationship Between “Compensation Actually Paid” and Performance Measures
We believe the pay versus performance table shows the alignment between compensation actually paid to the named executive officers and the Company’s performance, consistent with our compensation philosophy as described in “— Executive Compensation — Compensation Discussion and Analysis” above. The charts below show, for the past four fiscal years, the relationship between the PEO and non-PEO “compensation actually paid” and each of (i) TSR and Peer TSR; (ii) the Company’s Net Income; and (iii) the Company’s Adjusted EBITDA.

Fiscal Year 2025 Performance Measures
As described in greater detail in “— Executive Compensation — Compensation Discussion and Analysis” above, our approach to executive compensation is designed to reward our named executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term, and to motivate and encourage executives to drive performance and achieve superior results for the Company and its stockholders. The financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s named executive officers for the most recently completed fiscal year to the Company’s performance are:
Important Performance Measures
Adjusted EBITDA
Net Debt-to-Adjusted EBITDA Ratio
Return on Invested Capital (ROIC)
Stock Price
Policies and Practices Related to the Grant of Certain Equity Awards
Company practice is to not make equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and not time the public release of such information based on equity award dates. In addition, it is our practice to not grant stock options or similar awards during periods in which there is material nonpublic information about the Company, including during “blackout” periods or outside a “trading window” established in connection with the public release of earnings information under our insider trading policy. Any options granted have a per share exercise price equal to the closing price of our common stock on the grant date.
The Compensation Committee typically approves annual equity awards in March of each year. Such equity awards are then made on the first trading day of the open window period under the Company’s Insider Trading Policy, following the release of the Company’s fiscal year-end financial results. Although the Compensation Committee may decide, in its sole discretion, to deviate from this equity grant timing depending upon facts and circumstances (e.g. in connection with new hire grants), we did not deviate from this timing during fiscal 2025 or time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
In fiscal 2025, the Company did not grant stock options or similar instruments with option-like features to any of its employees, directors or consultants, including its named executive officers.

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Securities Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules.
As described in detail under the heading “— Executive Compensation — Compensation Discussion and Analysis” in this Proxy Statement, we seek to link a significant portion of the compensation of our named executive officers with the Company’s performance. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking in the short term. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for additional details on our executive compensation programs, including our compensation philosophy and objectives and the compensation of our named executive officers during fiscal year 2025.
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory and is not binding on the Company, our Board, or the Compensation Committee of the Board. However, the Board and Compensation Committee value the opinions expressed by our stockholders in their voting on this proposal and will consider the outcome of the voting when making future compensation decisions and policies regarding our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 3 is the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending January 29, 2027 (fiscal year 2026). Our Board has directed that the fiscal year 2026 appointment be submitted to our stockholders for ratification. Although ratification of our appointment of Deloitte is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice. Deloitte has served as the Company’s independent registered public accounting firm since April 2024, and previously served as the Company’s independent registered public accounting firm from 2012 through the conclusion of the audit for the fiscal year ended January 28, 2022. Representatives of Deloitte will be present at the Annual Meeting, and will be available to respond to your questions and may make a statement if they so desire.
Recent changes in accounting firm
On April 4, 2024, the Company, with the approval of the Audit Committee, notified BDO USA, P.C. (“BDO”) that BDO was being dismissed as the Company’s independent registered public accounting firm, effective immediately (the “Dismissal Date”), and the Company appointed Deloitte as its independent registered public accounting firm for its fiscal year ending January 31, 2025. The Company also engaged Deloitte to re-audit its financial statements for the Company fiscal years ended January 27, 2023 and February 2, 2024.
During the Company’s fiscal years ended January 27, 2023 and February 2, 2024 and through the Dismissal Date, the Company did not have any disagreement with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements. In addition, during the Company’s fiscal years ended January 27, 2023 and February 2, 2024 and through the Dismissal Date, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended January 27, 2023 and February 2, 2024 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The Fiscal 2023 audit was completed, and BDO’s audit report was included in the Company’s Annual Report on Form 10-K for Fiscal 2023, filed April 3, 2024.
The Company provided BDO with a copy of auditor change disclosures prior to filing its April 4, 2024 Current Report on Form 8-K (the “8-K”) with the Securities and Exchange Commission (the “SEC”) and requested that BDO furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements in Item 4.01(a) of the 8-K. BDO confirmed they agreed with the statements made in Item 4.01(a) of the 8-K. A copy of BDO’s letter, dated April 8, 2024, was filed as Exhibit 16.1 to the 8-K.
In connection with the Company’s appointment of Deloitte as the Company’s independent registered public accounting firm and during the Company’s fiscal years ended January 27, 2023 and February 2, 2024 and through April 4, 2024, the Company did not consult Deloitte on any matter relating to either (i) the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm Fees
The following table shows the fees paid or accrued by the Company and its subsidiaries for the audit and other services provided by Deloitte and its affiliates for each of the past two fiscal years.
	Fiscal Year 2024	Fiscal Year 2025
Audit Fees(1)	$2,127,686(3)	$1,648,500
Audit-Related Fees	—	—
Tax Fees(2)	$3,405	$44,834
All Other Fees	—	—
Total	$2,131,091	$1,693,334

(1)
Audit Fees represent fees for professional services provided in connection with the audit of the Company’s consolidated financial statements, review of interim financial statements, statutory audits, and other SEC matters.

(2)
Tax Fees were for consulting services related to Hong Kong tax filings in 2024 and 2025, as well as IRC Section 987 tax matters in 2025.

(3)
Fiscal year 2024 Audit Fees amount includes reaudit fees of approximately $275,000 regarding fiscal year 2022 and $275,000 regarding fiscal year 2023.

The Audit Committee must pre-approve all engagements of our independent registered public accounting firm, as required by its charter and the rules of the SEC. For each fiscal year, the Audit Committee approves an annual estimate of fees for engagements, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. In addition, the Audit Committee evaluates known potential engagements of the independent registered public accounting firm, including the scope of the proposed work to be performed and the proposed fees, and approves or rejects each service. Management may present additional services for approval at subsequent committee meetings. The Audit Committee has delegated to the Audit Committee Chair the authority to evaluate and approve engagements with related fees of up to $100,000 on behalf of the Audit Committee in the event a need arises for pre-approval between Committee meetings. If the Audit Committee Chair so approves any such engagements, that approval is presented to the full Audit Committee at its next meeting.
All of the fiscal year 2024 and 2025 audit and other services provided by the Company’s independent registered public accounting firms were pre-approved in accordance with the Audit Committee’s policies and procedures.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026
Report of the Audit Committee
The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s system of internal controls, the presentation and disclosure in the Company’s financial statements, which will be provided to our stockholders and others, and the overall audit process. All members of the Audit Committee meet the criteria for independence applicable to audit committee members under the Nasdaq listing rules. The Audit Committee Charter complies with the Nasdaq listing rules.
Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and internal control over financial reporting and expressing opinions on (i) the conformity of the financial statements with GAAP; and (ii) the effectiveness of the internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity, and the Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit Committee discussed with Deloitte, the Company’s independent registered public accounting firm for fiscal year 2025, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. The Audit Committee reviewed and discussed with management and Deloitte the audited consolidated financial statements of Lands’ End, Inc. for the fiscal year ended January 30, 2026. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements of Lands’ End, Inc. be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended January 30, 2026.
Audit Committee
John T. McClain, Chair
Gordon Hartogensis
Elizabeth Leykum
Josephine Linden

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Review and Approval of Transactions with Related Persons
The Company’s Audit Committee Charter requires that the Audit Committee review and approve all related- party transactions required to be disclosed pursuant to SEC rules. With respect to each related-party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
The Board has adopted a written Related Party Transactions Approval Policy that governs the Audit Committee’s practices with respect to related party transactions. In evaluating any related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms that are no less favorable to the Company or its subsidiaries than would be obtained in a comparable arm’s-length transaction and the extent of the related person’s interest in the transaction.
The Company is a party to a license agreement dated as of July 2024, with an affiliate of Josephine Linden, pursuant to which it maintains an office in New York, New York, and also receives use of and access to a conference room, kitchen and other common areas, utilities, and the services of an office manager for $9,600 per month. This amount is comparable to the rent paid by the affiliate to its landlord for its use of and access to a separate dedicated office and those common areas plus the Company’s pro rata share of the common space and utilities charges, and administrative support services. The disinterested members of the Audit Committee approved the license arrangement after determining that the amounts paid thereunder are not compensatory to Mrs. Linden. The arrangement may be renewed annually by mutual agreement of the parties and subject to approval by the disinterested members of the Audit Committee. The arrangement was renewed for an additional year in September 2025, which was approved by the disinterested members of the Audit Committee.
Other than the foregoing, since January 31, 2025, there has been no transaction in which Lands’ End was or is to be a participant and the amount involved exceeds $120,000, in which any related person had or will have a direct or indirect material interest.
OTHER INFORMATION
Other Business That May Come Before the Meeting
Our management does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.
2027 Annual Meeting of Stockholders
Procedures for Submitting Stockholder Proposals
If you would like to include a stockholder proposal in the proxy statement for our 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”), your stockholder proposal must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting and it must be delivered to the Company not later than November 27, 2026. However, if the date of our 2027 Annual Meeting changes by more than 30 days from the date that is the first anniversary of our 2026 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2027 Annual Meeting. If you would like to submit a stockholder proposal for our 2027 Annual Meeting and you do not require that the proposal be included in the Company’s proxy materials, you must notify the Company of such proposal not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date of the 2026 Annual Meeting. However, if the date of the 2027 Annual Meeting is more than 30 days before, or more than 70 days after, the anniversary date, you must notify the Company of such proposal not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which the Company first makes a public announcement of the date of the 2027 Annual Meeting. Your notice must also include the information required by and otherwise comply with our Bylaws.
All stockholder proposals must be delivered to the Company at the following address: Lands’ End, Inc., Legal Department, 5 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: Secretary.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the beneficial holders of more than 10% of our common stock to file reports of ownership and changes in ownership with respect to our common stock with the SEC and to furnish copies of these reports to Lands’ End. Based on a review of these reports and written representations from our directors and executive officers that no other reports were required, all Section 16(a) filing requirements were met on a timely basis during fiscal year 2025 except for one Form 3 for Kym Maas, a Section 16 officer, due June 2, 2025 but filed on June 5, 2025 due to EDGAR filing code application processing issues.
Solicitation of Proxies
The proxies are solicited by our Board of Directors. We will pay the cost to solicit proxies. Directors and officers of the Company and employees of its affiliates may solicit proxies either personally or by telephone, facsimile transmission or through the Internet.
Annual Report on Form 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2026, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any stockholder upon written request sent to Lands’ End, Inc., Legal Department, 5 Lands’ End Lane, Dodgeville, Wisconsin 53595, Attention: Secretary. You may also view the Annual Report on Form 10-K on-line at the SEC website at www.sec.gov or on our website at www.landsend.com under the heading Investor Relations and the subheading Financials & Filings.
No Incorporation by Reference
We include website addresses throughout this Proxy Statement for reference only. The information contained in these websites is not incorporated by reference into this Proxy Statement.
IMPORTANT
The interest and cooperation of all stockholders in the affairs of Lands’ End are considered to be of the greatest importance by Lands’ End. Even if you expect to attend the Annual Meeting, it is requested that, whether your share holdings are large or small, you promptly vote by telephone, through the Internet or by mail (if you received your proxy materials by mail).

LANDS' END, INC.5 LANDS' END LANE DODGEVILLE, WISCONSIN 53595 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 6, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 6, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V90626-P47892KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY LANDS' END, INC.The Board of Directors recommends you vote FOR the following:1.Election of Directors Nominees: ForWithholdFor AllTo withhold authority to vote for any individualAllAllExceptnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.!!! 01)Robert Galvin05)John T. McClain02)Gordon Hartogensis06)Andrew J. McLean03)Elizabeth Leykum07)Alicia Parker04)Josephine LindenThe Board of Directors recommends you vote FOR proposals 2 and 3.For Against Abstain 2.Advisory vote to approve the compensation of our Named Executive Officers. 3.Ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2026. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. ! ! !! ! ! YesNoPlease indicate if you plan to attend this meeting.! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

LANDS' END, INC.ADMISSION TICKETYou should present this admission ticket in order to gain admittance to the 2026 Annual Meeting of Stockholders. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a statement, proxy or letter from the broker, trustee, bank or nominee confirming the beneficial ownership of the shares as of the record date. Use of cameras, recording devices and other electronics will not be permitted at the meeting.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.comV90627-P47892Lands' End, Inc.This Proxy is Solicited on Behalf of the Board of Directors of Lands' End, Inc.May 7, 2026The undersigned, revoking any proxy previously given, hereby appoint(s) Peter L. Gray and Bernard McCracken, both of whom are officers of Lands' End, Inc., and each of them, as proxies with full powers of substitution, to vote, as directed on the reverse side of this card, all shares the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders of Lands' End, Inc. to be held on May 7, 2026 at 9:00 a.m. Central Time, and at any adjournment or postponement of the Annual Meeting, and authorize(s) each proxy to vote at their discretion on any other matter that may properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting INCLUDING WITHOUT LIMITATION TO VOTE ON THE ELECTION OF SUCH SUBSTITUTE NOMINEES FOR DIRECTOR AS SUCH PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THIS PROXY CARD BECOME(S) UNABLE TO SERVE AS A DIRECTOR.This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the Annual Meeting. If no direction is made, this proxy will be voted FOR all of theBoard of Directors' nominees for election to the Board of Directors, FOR proposal 2 and FOR proposal 3. SEE REVERSE SIDE